As filed with the Securities and Exchange Commission on January 17, 2002

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                         GO ONLINE NETWORKS CORPORATION

             (Exact name of registrant as specified in its charter)

            Delaware                                              33-0873993
(State or other jurisdiction of                              (I. R. S. Employer
 incorporation or organization)                              Identification No.)

                       5681 Beach Boulevard, Suite 101/100
                          Buena Park, California 90621
                                 (714) 736-0988
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Copies to:

    Joseph M. Naughton                                Gregory Sichenzia, Esq.
5681 Beach Boulevard, Suite 101/100          Sichenzia Ross Friedman Ference LLP
Buena Park, California 90621                 1065 Avenue of the Americas, 21st flr.
     (714) 736-0988                                   New York, NY 10018
                                                        (212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)


Approximate date of proposed sale to the public: From time to time as the selling shareholders may decide.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

---------------------------- -------------------- ----------------------- ----------------------- -----------------------
Title of each class of       Amount to be         Proposed maximum        Proposed maximum        Amount of
securities to be registered  registered (1)       offering price per      aggregate offering      registration fee (4)
                                                  share unit              price

---------------------------- -------------------- ----------------------- ----------------------- -----------------------
Common Stock,$.001 par          74,100,000(2)           $0.04 (3)         $2,964,000(2)           $709
value
---------------------------- -------------------- ----------------------- ----------------------- -----------------------
Total:                                                                    $2,964,000              $709
---------------------------- -------------------- ----------------------- ----------------------- -----------------------

(1) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2) Represents 200% of the shares of common stock underlying convertible debentures and 1,600,000 shares of common stock underlying warrants issued to the Laurus Master Funds, Ltd.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for shares of Common Stock as reported by the Nasdaq Over the Counter Bulletin Board on January 11, 2002.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED ______________, 2002


Prospectus

                         Go Online Networks Corporation

                   Up to 74,100,000 shares of our common stock


         This prospectus relates to the resale by the selling stockholders of up to 74,100,000 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders are deemed to be underwriters of the shares of common stock, which they are offering. Please see the "Selling Stockholders" section on page __ in this prospectus for a complete description of all of the selling stockholders.

         Our common stock is traded on the NASDAQ Over-the-Counter Bulletin Board under the symbol "GONT." On January 11, 2002, the closing sale price of our common stock was $0.04.

     Investing in our common stock involves a high degree of risk. See Risk Factors on page _.


Neither the Securities and Exchange Commission nor any state securities Commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a Criminal offense.

                  The date of this prospectus is __________, 2002.

                                TABLE OF CONTENTS



Prospectus Summary                                                              5
The Offering                                                                    6
Risk Factors                                                                    7
Use of Proceeds                                                                 10
Price Range of Securities                                                       11
Dividend Policy                                                                 12
Management's Discussion and Analysis of Financial Condition
and Results of Operations                                                       13
Business                                                                        16
Management                                                                      22
Principal Security Holders                                                      25
Certain Transactions                                                            27
Description of Securities                                                       28

Selling Shareholder                                                             30
Plan of Distribution                                                            31
Legal Matters                                                                   33
Experts                                                                         33
How to Get More Information                                                     33
Financial Statements                                                            F-1


                               PROSPECTUS SUMMARY

     The following summary should be read by you together with the more detailed information in other sections of this prospectus. You should also carefully consider the factors described under Risk Factors at page ____ of this prospectus. Throughout this prospectus, we refer to Go Online Networks Corporation as Go Online, we, our, ours, and us.

                         GO ONLINE NETWORKS CORPORATION


     Go Online Networks Corporation, a Delaware corporation, repairs and refurbishes computers and peripherals through our wholly-owned subsidiary, Digital West Marking, Inc. Digital West is a computer service firm based in Chatsworth, California, north of Los Angeles. We operate out of a 24,000 square foot facility currently employing in excess of 45 people. The core of Digital West's business is to contract with major retail entities and computer hardware manufacturers to refurbish computer products returned to retail establishments by customers. The products are re-engineered or refurbished to factory specifications by Digital West's factory trained certified technicians. The computer products including hard drives, CD ROMs, monitors, printers, circuit boards, CD writers, DAT drives are then resold into the secondary market and service channels. Digital West is multi-vendor multi-product facility that provides value-added services, logistics services, depot repair, and spare parts distribution for virtually all major PC brands and system components including peripherals. Digital West deals with many manufacturers to ensure an ability to handle any and all customer's requests for programs such as repair, part sales, advance exchanges, cross-ships, emergency parts and other asset management programs. Digital West's web site is www.DigitalWest.com.

     Go Online's offices are located at 5681 Beach Boulevard, Suite 101, Buena Park, California 90621. Go Online's telephone number is (714) 736-9888. Digital West's principal offices and mailing address are 9320 Mason Avenue, Chatsworth, CA 91311, and its telephone number is (818) 718-7500. Digital West was incorporated in California in January, 1996.

                                  THE OFFERING


         In this prospectus, we are registering 74,100,000 shares of common stock underlying two convertible debentures issued to the Laurus Master Fund, Ltd., in the amounts of $500,000 and $250,000 issued on May 3, 2001 and December 18, 2001, respectively.

         The conversion price for the December 2001 convertible debenture is the lesser of $0.0254 or 80% percent of the average of the three lowest closing prices for the common stock for the 60 trading days prior to conversion date. The conversion price for the May 2001 convertible debenture is the lesser of $0.04392 or 80% percent of the average of the three lowest closing prices for the common stock for the 60 trading days prior to conversion date. The exercise price for the December 2001 warrant is the lesser of $0.034. The exercise price for the May 2001 warrant is the lesser of $0.06196. The maximum number of shares of common stock that any subscriber or group of affiliated subscribers may own after conversion at any given time is 4.99%. The number of shares of common stock issuable upon conversion of the December and May 2001 convertible debentures and the exercise of the December and May 2001 warrants is 37,850,000, based on a conversion price of .024 per share. We are required to register 200% of this amount, which equals 74,100,000 shares of common stock. The actual conversion price will depend on the market price of our common stock prior to the conversion.

         The parties have made mutually agreeable standard representations and warranties. We have also entered into certain covenants including, but not limited to, the following:

         1. we may not redeem the convertible debentures without the consent of the holder;
         2. we will pay to certain finders a cash fee of 10% of the aggregate gross purchase price of the convertible debentures, and 10% of the aggregate gross proceeds from the exercise of the warrants, for location of the financings; and
         3. we have agreed to incur certain penalties for untimely delivery of the shares.

         Upon any event of default, including the failure to register or deliver shares of common stock in a timely manner upon conversion, the note holders can require us to immediately pay a sum equal to 130% of the unconverted principal amount of the notes, together with accrued but unpaid interest.

         Interest only payments are due quarterly commencing December 31, 2001, and $500,000 of principal is due in on May 3, 2003, and $250,000 of principal is due on December 18, 2003, or upon certain events of default.

         As of January 14, 2002, we had 99,118,940 shares of common stock outstanding. After this offering we will have 173,218,940 shares of common stock outstanding assuming all of the shares we are registering are sold.

                                  RISK FACTORS

     BEFORE BUYING ANY OF THE SHARES OF COMMON STOCK BEING OFFERED BY THIS PROSPECTUS, YOU SHOULD CAREFULLY READ AND CONSIDER EACH OF THE RISK FACTORS WE HAVE DESCRIBED IN THIS SECTION.

RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF LOSSES, WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL, WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

         We incurred net losses from operations of $2,899,242 for the fiscal year ended December 31, 2000. For the nine months ended September 30, 2001, we incurred a net loss of $528,729. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. In addition, we may require additional funds to sustain and expand our sales and marketing activities, research and development, and our strategic alliances, particularly if a well-financed competitor emerges or if there is a rapid technological shift in the telecommunications industry. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

WE HAVE A LIMITED OPERATING HISTORY WHICH MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS.

         Our current corporate entity commenced operations in 1999 and has a limited operating history. We have limited financial results on which you can assess our future success. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets.

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY.

         As a result of our limited operating history and the rapidly changing nature of the markets in which we compete, our quarterly and annual revenues and operating results are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. Because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results. For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.

RISKS RELATED TO OUR CURRENT FINANCING AGREEMENT

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE NOTES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         As of January 14, 2002, we had:

o        99,118,940 shares of common stock issued and outstanding
o an aggregate of 37,850,000 shares of common stock issuable upon conversion and exercise of the following securities:

o $750,000 principal amount of convertible debentures that may be converted into 36,850,000 shares of common stock, based on current market prices; and
o        1,600,000 warrants to purchase 1,600,000 shares of common stock.

         The amount of securities issuable upon outstanding convertible debentures and warrants represents 27.63% of our total outstanding common shares and that due to the floating conversion rates, we do not know the exact number of shares we will issue upon conversion. The number of shares of common stock issuable upon conversion of the outstanding convertible debentures will increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the note and, and upon exercise of our warrants, may be sold without restriction. The sale of these shares may depress the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Our obligation to issue shares upon conversion of our convertible securities is essentially limitless.

         The following is an example of the amount shares of our common stock that is issuable, upon conversion of our convertible notes, based on market prices 25%, 50% and 75% below the market price, as of January 11, 2002, of $0.04.


   % Below Market                                               Number of Shares          Percentage of
                                         Discount of 20%            Issuable            Outstanding Stock
                       Price Per Share
                       ---------------
        25%                 $.03               $.024               36,250,000                 26.77%
        50%                 $.02               $.016               54,375,000                 35.42%
        75%                 $.01               $.008               108,750,000                52.32%

As illustrated, the number of shares of common stock issuable upon conversion of the outstanding convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE ISSUANCE OF SHARES UPON CONVERSION OF OUR CONVERTIBLE NOTES, AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the convertible notes, and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount. Although the note holders may not convert their securities and/or exercise their warrants into more than 4.99% of our outstanding common stock, this restriction does not prevent the investors from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the investor could sell more than this limit while never holding more than this limit. In addition, note holders may waive the 4.99% limitation upon an event of default. If this limit is waived there is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of our company.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE NOTES MAY ENCOURAGE THE INVESTORS TO MAKE SHORT SALES OF OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The convertible notes are convertible into shares of our common stock at a 20% discount to the trading price of the common stock either prior to the issuance of the notes or prior to the conversion, whichever is lower. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by the selling stockholder or others. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price.

THE INTEREST PAYABLE ON OUR CONVERTIBLE NOTES IS ALSO CONVERTIBLE INTO SHARES OF OUR COMMON STOCK.

         The interest payable on the convertible notes is also convertible into shares of our common stock. The convertible notes are entitled to 8% annual interest payable quarterly. In this regard, the lower the price of our common stock, the more shares of common stock the preferred stockholder will receive in payment of dividends.

Risks Relating to our Stock:

THE LACK OF A MATURE TRADING MARKET FOR OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE SIGNIFICANTLY AND LIMIT THE LIQUIDITY OF OUR COMMON STOCK.

         We do not meet the listing requirements for the listing or quotation of our common stock on any national or regional securities exchange or on Nasdaq. Currently, our common stock is traded on the Over-The-Counter Bulletin Board. As a result, accurate current quotations as to the value of our common stock are unavailable making it more difficult for investors to dispose of our common stock. The lack of current quotations and liquidity can cause our stock price to decline or to trade lower than the prices that might prevail if our securities were listed or quoted on an exchange or on Nasdaq.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         Since our common stock is not listed or quoted on any exchange or on Nasdaq, and no other exemptions currently apply, trading in our common stock on the Over-The-Counter Bulletin Board is subject to the "penny stock" rules of the SEC. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with a risk disclosure document, disclosure of market quotations, if any, disclosure of the compensation of the broker and its salespersons in the transaction, and monthly account statements showing the market values of our securities held in the customer's accounts. The brokers must provide bid and offer quotations and compensation information before making any purchase or sale of a penny stock and also provide this information in the customer's confirmation. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of common stock. We may receive up to $82,360 in proceeds from the exercise of the warrants. We will use all of these proceeds for working capital for our operations.

                            PRICE RANGE OF SECURITIES

     The following table sets forth the high and low closing prices for shares of our common stock for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Prior to September 22, 1999, our common stock was listed under the symbol "JNNE." Effective on September 22, 1999, the trading symbol for the Company's Common Stock changed to GONT.

                                                          CLOSING  PRICES
      YEAR     PERIOD                                      LOW      HIGH
     -----     ------                                      ----     ----

     2001      First  Quarter                                    .06     .10
               Second Quarter                                    .04     .07
               Third Quarter                                     .04     .06
               Fourth Quarter                                    .03     .04


     2000      First  Quarter                                    .24    1.36
               Second  Quarter                                   .25     .78
               Third  Quarter                                    .14     .30
               Fourth  Quarter                                   .09     .19

     1999      First Quarter                                     .02     .09
               Second Quarter                                    .09     .74
               Third Quarter                                     .36     .70
               Fourth Quarter                                    .18     .49

     The number of beneficial holders of record of our common stock as of the close of business on December 31, 2001 was approximately 287. Many of the shares of the Company's Common Stock are held in "street name" and consequently reflect numerous additional beneficial owners, which upon delivery of our recent proxy material by Automated Data Processing we were advised exceeds 16,250.

                                 DIVIDEND POLICY

     We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the future. Instead, we intend to retain future earnings, if any, to fund the development and growth of our business.

        MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION

     The following discussion contains certain forward-looking statements that are subject to business and economic risks and uncertainties, and our actual results could differ materially from those forward-looking statements. The following discussion regarding our financial statements should be read in conjunction with the financial statements and notes thereto.

GENERAL  OVERVIEW

         Go Online Networks Corporation, a Delaware corporation, repairs and refurbishes computers and peripherals through our wholly-owned subsidiary, Digital West Marking, Inc. Digital West is a computer service firm based in Chatsworth, California, north of Los Angeles. We operate out of a 24,000 square foot facility currently employing in excess of 45 people. The core of Digital West's business is to contract with major retail entities and computer hardware manufacturers to refurbish computer products returned to retail establishments by customers. The products are re-engineered or refurbished to factory specifications by Digital West's factory trained certified technicians. The computer products including hard drives, CD ROMs, monitors, printers, circuit boards, CD writers, DAT drives are then resold into the secondary market and service channels. Digital West is multi-vendor multi-product facility that provides value-added services, logistics services, depot repair, and spare parts distribution for virtually all major PC brands and system components including peripherals. Digital West deals with many manufacturers to ensure an ability to handle any and all customer's requests for programs such as repair, part sales, advance exchanges, cross-ships, emergency parts and other asset management programs. Digital West's web site is www.DigitalWest.com.

RESULTS  OF  OPERATIONS  OF  THE  COMPANY

NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2000

         Our net loss during the nine months ended September 30, 2001 was ($1,876,906), compared to ($2,102,541) for the same period in 2000. The reduction in this loss is principally attributable to less costs incurred related to certain public reporting expenses.

         Revenues were $4,483,439 for the nine months ended September 30, 2001, compared to $692,839 for the nine months ended September 30, 2000. This increase is primarily a result of our acquisition of Digital West and its increased impact on our sales. Cost of goods sold and refurbishing costs increased substantially from $220,410 during the nine months ended September 30, 2000 to $4,133,983, again as a result from our change of business to the refurbishment of goods through Digital West.

Fiscal year ended December 31, 2000 compared to fiscal year ended December 31, 1999

     Our net loss during the fiscal year ended December 31, 2000 was ($3,398,080) compared to ($2,443,308) for 1999, an increase of $954,772. Of the increase, $1,137,239 was represented by an increase in operating expenses, of which $1,207,096 represented salaries, payroll taxes and certain non-recurring contractual services, much of which was paid in our stock. We also incurred $311,493 in operating expenses attributable to impairment of the value of its kiosk assets through depreciation. We incurred no fees for website development since its e-commerce website had been completed and operating in 1999. We also incurred a charge of $133,583 for a valuation differential in inventories acquired from Digital West Marketing.

     For the fiscal year ended December 31, 2000, we had revenue of $1,281,781, almost $1,200,000 of which was generated by Digital West. This is compared to $89,749 for the fiscal year ended December 31, 1999, which was generated about 50% by our ShopGoOnline e-commerce division which we discontinued and 50% by our kiosk division.

     Other income and expenses for the year ended December 31, 2000 included a one-time expense of $450,000 attributable to our acquisition of Westlake Capital Corporation by which we became a public reporting company, interest expense of $165,122 primarily attributable to the 2000A Convertible Debentures and $23,000 attributable to a litigation settlement. These charges were slightly offset by a $139,280 gain on the sale of Auctionomics, Inc.

LIQUIDITY  AND  CAPITAL  RESOURCES

         As of September 30, 2001, we had assets of $2,233,755, compared to $1,871,719 as of December 31, 2000. This increase was attributable to an increase in inventory and other assets in our Digital West division.

         Our current liabilities increased from $3,377,756 at December 31, 2000 to $4,071,150 at September 30, 2001, due primarily to an increase in expenses and accounts payable. Total liabilities also increased, from $3,927,756 as of December 31, 2000 to $5,496,150 as of September 30, 2001, due primarily to the issuance of new convertible debentures and increases in accounts payable and accrued expenses.

         At September 30, 2001, our stockholders' deficit was $3,262,395 as compared to $2,056,037 at December 31, 2000.

         We made no material capital expenditures during the quarter ended September 30, 2001.

         On January 10, 2000, Go Online entered into a Securities Purchase Agreement whereby the buyer agreed to buy from Go Online $1,000,000 of its Series 2000-A Eight Percent (8%) convertible notes, maturing March 31, 2002, and payable in quarterly installments in arrears on March 31, June 30, September 30, and December 31, of each year during the term of the note, with the first such payment to be made June 30, 2000. This convertible note was sold to Triton Private Equities Fund, L.P. Accrual of interest may be payable either in cash or common stock at the holder's option. If interest is paid in common stock, the number of shares to be delivered in payment will be determined by taking the dollar amount of interest being paid divided by the average of the closing bid prices for the common stock for the ten trading days prior to the due date of such interest. The notes are convertible into common stock, upon certain registration, and for prices determined at various dates as defined in the agreement. The purchase price was $500,000 in cash and cancellation of the $538,462 of the convertible debentures outstanding as of December 31, 1999. The notes were issued in two parts, one of which was issued during March 2000, and payment dates were deferred based upon date of issuance. The payment that was due on August 1, 2000, was not paid and is currently under discussion to determine its disposition. The proceeds of this convertible note were used for working capital for Go Online.

     On January 10, 2000, we entered into an agreement with Westlake Capital Corp., pursuant to which we issued 3,000,000 of our newly-issued shares of common stock to acquire Westlake. No cash or other consideration was paid by Westlake in this transaction. Westlake was a reporting company with the Securities and Exchange Commission. We undertook this transaction in order to acquire this SEC "reporting status" as we elected as an integral part of this transaction to have successor issuer status under rule 12g-3 of the Securities Exchange Act of 1934, which makes us a reporting company. The acquisition of Westlake was accounted for as a purchase transaction by Go Online.

     On September 5, 2000, Go Online acquired Digital West Marketing, Inc., a computer service firm based in Chatsworth, California, north of Los Angeles. This transaction was accounted for as a purchase and the financial statements of Digital West will be consolidated and appear with the Go Online financial statements as of the date of acquisition.

     Go Online acquired Digital West in accordance with the terms of an Amended and Restated Reorganization and Stock Purchase Agreement. Go Online acquired 100% of the stock of Digital West from Andrew Hart, its sole shareholder in consideration for (i) $825,000 in cash, (ii) 750,000 shares of Go Online restricted common stock and (iii) 750,000 options to purchase shares of Go Online restricted common stock at an exercise price of $0.22 per share for a period of two years. The cash purchase price was held in escrow and used to pay off 100% of Digital West's obligation to Pacific Century Bank as well as to repay certain outstanding accounts payable and accrued expense obligations of Digital West.

     Go Online obtained the funds for the cash purchase price of Digital West from cash on hand and from advances from Netstrat, Inc. ($700,000) and Amer Software, Inc. ($250,000) and investments of certain convertible debentures ($350,000).

    On January 12, 2001, the Company issued a convertible promissory note due January 12, 2003. Interest is payable on the note at the rate of ten percent per annum, with quarterly installments in arrears with the first payment payable March 31, and each quarter thereafter until paid. Interest is payable in cash or in common stock at the holder's option and shall commence on January 12, 2001 and continue until the outstanding principal amount has been paid or duly provided for. The note is exchangeable in denominations of not less than $50,000 amounts at such times as requested by the holder. The conversion price for each share of common stock shall be $0.045 per share.

     We believe that proceeds from our previous financings, together with our other resources and expected revenues, will be sufficient to cover working capital requirements for at least six months. Should revenue levels expected by us not be achieved, we would nevertheless require additional financing during such period to support our operations, continued expansion of our business and acquisition of products or technologies. Such sources of financing could include capital infusions from some of our strategic alliance partners, additional equity financings or debt offerings.

                                    BUSINESS

     Nature  of  Business

     Through our wholly-owned subsidiary Digital West Marketing, Inc., we are a provider of repair and logistic services to the personal computer hardware industry. Logistic services include sourcing and distributing spare parts, inventory management, warranty claimsprocessing, parts repair and related functions, including notebook repair. The foundation of Digital West's logistic services is its ability to provide accurate, efficient and rapid delivery of repair parts and repaired units to its customers. Service providers purchase replacement parts for the service and repair of PCs and peripherals.
These parts may be purchased directly from the original equipment manufacturer or from any of the hundreds of independent distributors, including Digital West. Digital West's inventory of parts include logic boards, controllers, disk drives, monitors, memory boards, cables and related hardware. Digital West has established vendor relationships for repair parts with leading OEMs, including Compaq, Dell, NEC/Packard Bell, Hewlett Packard and Sony Electronics. To complement its distribution operations, Digital West seeks to supply additional value-added services to OEMs and service providers to allow OEMs and service providers to outsource a substantial portion of their logistic services.

     Digital West's business has primarily been focused on the repair and sales of purchased product, with 113,820 items repaired and $5,969,362 in revenues from those repairs during the fiscal year ended December 31, 1999 and 27,049 items repaired and $2,755,216 in revenues from those repairs during the fiscal year ended December 31, 2000. Repair of customer parts and products in fiscal 1999 was 5373 units with $200,844 in revenues and in fiscal 2000 was 3,251 units with $125,481 in revenues. Finally, Digital West's warrant services resulted in 1,625 sales in fiscal 1999 with $23,491 in sales and 511 sales in fiscal 2000 with $1,074 in revenues. This disparity in income resulted in Digital West's substantial focus on the repair and refurbishment of equipment and parts from major OEM vendors.

     Digital West believes an important factor in an OEM's decision to outsource logistic services functions is the extent to which such an arrangement relieves the OEM of functions outside of the OEM's core competencies. These service and warranty logistics areas often include repair activities. To support this function and encourage OEMs to consider outsourcing functions to Digital West, Digital West maintains its own repair operations. The principal business objectives of repair services are to provide centralized rapid turnaround of computer repair and subsystem repair capabilities to OEMs. Digital West believes its repair capabilities are an important aspect of the full range of value-added services it offers.

     Digital West's principal offices and mailing address are 9320 Mason Avenue, Chatsworth, CA 91311, and its telephone number is (818) 718-7500. Digital West was incorporated in California in January, 1996.

     Operations

     Digital West conducts its repair services and parts distribution and processing business principally from its 24,000 square foot distribution center at its facility located in Chatsworth, CA. Recognizing the immediate demands of its service customers, Digital West established an automated and integrated order processing and distribution system which allows Digital West to provide efficient and accurate delivery of products on a next day basis. Digital West has also established a system for receiving, recording and warehousing daily supply shipments. All parts maintained in Digital West's inventory are bar coded and tracked throughout the facility through Digital West's computer network. Parts are received daily from OEMs and other suppliers, bar coded and shelved in Digital West's warehouse for quick access based on real-time daily demand.

     In addition, many PC and peripheral replacement parts are remanufactured from returned goods in need of repair. For example, a part may no longer work because one of its many components is defective. When a service provider purchases a replacement for a defective part, the defective part or "core" may be returned for credit. The core may then be repaired and resold as a remanufactured part. Service providers often prefer remanufactured parts because they have performance specifications equivalent to newly manufactured parts at a lower cost. This aspect of the PC parts business requires that Digital West distribute new or remanufactured parts to its customers, collect defective but repairable parts and remanufacture those parts which are then offered for resale. Therefore, unlike many distribution businesses, products flow to and from Digital West and its customers, and to and from its suppliers. In addition to new parts being received and shelved daily, cores are also received daily from customers, sorted and distributed to repair services. Following the remanufacturing of a core, it is bar coded and replaced in inventory.

     Because many of Digital West's customers are familiar with and have ready access to the Internet, Digital West has expanded its Internet customer service functions.

     Services

     Digital West offers a wide range of value-added logistic services to service providers and OEMs. These services capabilities, in combination with Digital West's core distribution expertise, effectively allow Digital West to handle many of the hardware related post-sales support functions for its customers.

     Digital West has entered into service provider alliances with several of its customers. Generally, these types of arrangements may be terminated by either party at any time, but Digital West enters into service provider alliances with the expectation that these arrangements will lead to long-term relationships or contracts with those parties.

     Digital West seeks arrangements with OEMs of PCs and peripherals to handle a defined portion of the related parts distribution and warranty processing functions. Under the terms of such an OEM outsourcing arrangement, the OEM directs some or all of its customers and dealers to Digital West for some or all of the OEM's warranty and non-warranty parts business. Digital West believes these arrangements benefit OEMs by reducing infrastructure needs, reducing the amount of capital committed by the OEM to the non-core segments of its business, and improving customer service and responsiveness. Digital West believes that as a specialist in managing the key business functions associated with parts distribution, which includes its expertise in two-way distribution logistics, Digital West is able to provide parts and related logistic services at lower costs and greater reliability than the manufacturers themselves can provide such services.

     Digital West believes that its repair capabilities are an important aspect of the full range of value-added services it offers to OEMs in an effort to outsource larger functions of the OEM's service and warranty logistics functions. The offerings of repair services include rapid turnaround notebook repair, subsystem repair and component refurbishment. Regarding the notebook repair operations, Digital West is capable of receiving, repairing and shipping the repaired notebook back to the customer within 24 hours of its receipt. Subsystem repair is provided at the component-level for LCD panels, computer boards and power supplies. Repair services has entered into notebook repair arrangements with Dell. These arrangements may generally be terminated by either party at any time, but Digital West enters into them with the expectation that these arrangements will lead to long-term relationships with those parties.

     Digital West also recently began to remanufacture parts that are tested and reworked by Digital West prior to sale. Many of Digital West's customers prefer a remanufactured part over a new part because the remanufactured part often has the performance specifications equivalent to a new part, but costs less. This process was developed to fill the recognized market demand for reliable, competitively priced parts.

     Management  Information  Systems

     Digital West maintains sophisticated information systems to improve efficiency, process orders, monitor operations, manage inventory risks, offer faster and higher levels of service, and provide innovative logistic services to OEMs and service providers. These on-line systems provide management with information concerning sales, inventory levels, customer payments and other operations which are essential for Digital West to operate efficiently and to enable it to offer additional services. Digital West has invested in advanced telecommunications, electronic mail and messaging, automated fax technology, bar-coding and automated inventory management.

     Digital West has also developed capabilities which allow pre-approved customers to place orders via the world-wide web, reducing the order processing costs for both Digital West and the customer. Digital West believes that this capability will increasingly become a requirement by many customers and some suppliers and, accordingly, Digital West will continue to invest in enhancing those capabilities.

     Customers  and  Suppliers

     Digital West sells parts to customers throughout the United States, Canada and Latin America, as well as in other countries.

     Digital West depends on numerous suppliers to provide Digital West with the parts it sells. There are generally no long-term supply agreements governing Digital West's relationships with its major suppliers. Digital West's primary supply arrangements are thus subject to termination or curtailment at any time, with little or no advance notice. Although management expects no such loss to occur, the refusal or inability of any major manufacturer to ship to Digital West, or an increase in prices charged to Digital West as compared to the prices charged by such manufacturers to service providers, could have a material adverse effect on Digital West.

COMPETITION

     Digital West is a provider of repair and logistic services to the PC repair and maintenance industry. These logistic services include distribution and sourcing of spare parts, inventory management, warranty claims, parts remanufacturing and related functions.

     The market for Digital West's products is large but fragmented. Competition in the industry is widespread and comes from other independent distributors that are not affiliated with an OEM, as well as from the OEMs themselves. When OEMs act as distributors, they typically distribute only their own products. Independent distributors typically distribute a variety of manufacturers' parts. Among Digital West's major independent competitors is The Cerplex Group, PC Service Source., Genicom Corp. and Service Electronics. Certain of these competitors, such as the OEMs, are large and have substantially greater financial and other resources than Digital West.

     Digital West believes that its growth is attributable to its ability to consistently process customer orders and supply needed parts on demand, with rapid delivery, and at competitive prices. Management believes that these competitive factors will continue to govern customer decisions in the foreseeable future.

SALES  AND  MARKETING

     Digital West views logistic services as a value-added service business. As such, sustaining the growth of Digital West is dependent upon building and maintaining relationships and loyalties with service providers as well as OEMs. Digital West maintains a service provider sales force. Account managers are assigned to maintain relationships with Digital West's largest national accounts and are assigned other accounts based on the customers' market segment. Digital West also has a separate sales force focusing on OEM repair and outsourcing arrangements. Digital West's sales representatives visit major OEMs and service providers and attend various trade shows. Digital West advertises its parts and services in recognized trade magazines, participates in trade shows, distributes news releases, and makes direct mailings to potential customers. Customers rely upon Digital West's advertisements, newsletters and frequent mailings as a source of product information, including pricing. In addition, Digital West maintains a presence on the world-wide web.

     Digital West provides comprehensive training to its sales and account representatives regarding technical characteristics of products and Digital West's policies and procedures.

OUR  BACKGROUND

     Go Online Networks Corporation became a publicly traded corporation on the over-the-counter bulletin board in April 1990 by the "reverse acquisition" of Valencia Capital, a Colorado corporation. From this acquisition, our shareholders became the majority shareholders and the corporation in November 1990 was renamed Jones Naughton Entertainment, Inc. A one for four reverse stock split was accomplished at the same time, resulting in nine million common shares then outstanding.

     Under our then president, Mr. Spike Jones, Jr., we initially produced infomercials but ceased infomercial production in 1993. Mr. Jones left us and in 1995, we acquired Real Estate Television Network, Inc., a satellite real estate TV network. Real Estate Television Network's target market was the independent real estate office of the large franchised office networks, e.g. Century 21. In 1996, many of the large independent real estate firms were acquired by HSF, Inc., which resulted in a consolidated industry. The consolidation led to the decision to internally produce and provide training and other services, which were originally provided by outside vendors like Real Estate Television Network. In 1996, we sold Real Estate Television Network to AmeriNet Financial Services, Inc.

     In late 1997 and 1998, we made the strategic decision to pursue opportunities involving the internet. In the first quarter of 1998, we acquired the assets of a small advertising agency, Affiliated Marketing Services, Inc which we intended to move into internet advertising. We determined that Affiliated Marketing Services, Inc.'s internet progress was insufficient, and during the fourth quarter of 1998, we sold Affiliated Marketing Services, Inc. back to its management.

     Subsequent to the sale, we made our initial investment in AMS Acquisition Corp., a previously unaffiliated corporate entity which was the developer of ShopGoOnline.com, investing $25,000 for a 75% equity interest. ShopGoOnline.com was our business-to-consumer e-commerce website which opened for operation in July 1999. ShopGoOnline sold a variety of products utilizing real-time streaming video and audio to market the products. During late 2000 Go Online determined that ShopGoOnline was not profitable and unlikely to reach profitability in a reasonable period of time and determined that the our resources would be better utilized to capitalize and finance our Digital West division. Consequently, Go Online terminated ShopGoOnline effective March 20, 2001.

     AMS Acquisition Corp. was formed in Nevada on June 29, 1998. Management of that corporation received a repurchase option to acquire back 26% of the outstanding shares from us. We subsequently purchased this repurchase option. We issued to Scott Claverie 1,250,000 shares of our common stock, along with cash consideration.

     During March 1998 we entered into an agreement to acquire the assets of Sign Products of America, Inc., an unaffiliated business formed in November 1995 in California, which was engaged in the manufacturing, marketing, management and display of advertising and informational kiosks. The purchase price was $50,000 with a down payment of $25,000 plus four equal quarterly installments at the 90 day, 180 day, 270 day and 350 day anniversaries of the closing date.

     We acquired a 75% interest in Auctionomics, Inc. from Nathan A. Wolfstein IV and Harvey A. Turell, the two previously unaffiliated founders/shareholders in June 1999. Auctionomics, Inc. was formed in Nevada in June 1999. The consideration was 500,000 shares of our common stock and a two-year warrant to acquire an additional 500,000 shares of our common stock at $0.50. We provided Auctionomics, Inc. with $25,000 for working capital shortly after the acquisition in June 1999.

     On May 10, 2000, we sold our interest in Auctionomics back to its original founders. As consideration for the sale, Mr. Wolfstein and Mr. Turell returned the 500,000 shares which were to be issued to them in the acquisition of Auctionomics, and terminated the warrants. Their contractual rights to any bonuses was also terminated. Finally, Mr. Wolfstein and Mr. Turell both agreed to provide consulting services to Go Online for a period of three months to assist with the divestiture of Auctionomics.

     At a meeting of shareholders held on September 8, 1999, we reincorporated in Delaware and changed our name to Go Online Networks Corporation. This change was designed to provide us with the advantages of Delaware law for a public corporation and to change the name to reflect our new businesses.

     On January 10, 2000, we entered into an agreement with Westlake Capital Corp., pursuant to which we issued 3,000,000 of our newly-issued shares of common stock to acquire Westlake. Westlake was a reporting company with the Securities and Exchange Commission. We had determined that the acquisition of a reporting company under Rule 12g-3 would facilitate our becoming a "reporting company" as required by the rules for maintaining a quote on the over-the-counter bulletin board. We consequently acquired Westlake in an arms length transaction from its shareholders. As part of the acquisition, we elected to have successor issuer status under rule 12g-3 of the Securities Exchange Act of 1934, which makes us a reporting company. Although no assets were acquired as part of the transaction, the acquisition of Westlake was accounted for as a purchase transaction by Go Online.

     Prior to our acquisition of Westlake, Westlake's business consisted of seeking, investigating and eventually attempting to acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of a "reporting company". Westlake did not restrict its search to any specific business, industry or geographical location. Westlake had no capital to undertake such operations, but operated through its officers and directors.

     Our management negotiated in arms-length discussions with the shareholders of Westlake to complete the acquisition. In evaluating Go Online as a candidate for the proposed acquisition, Westlake's shareholders used criteria such as the value of the assets of Go Online, its present stock price as set forth on the over-the-counter bulletin board, its internet e-commerce businesses and its hotel internet kiosk business and other anticipated operations, and Go Online's business name and reputation. Go Online believed the transaction was necessary given our ability timely to become otherwise through filings a reporting entity prior to the deadline for becoming reporting or be removed from trading by the over-the-counter bulletin board. Given the other options available to both Go Online and Westlake, each determined that the consideration for the acquisition was reasonable.

     Prior to the acquisition, Westlake's officers and directors consisted of Joseph J. Pierce as President and Director and Timothy J. Brasel as Secretary, Treasurer and Director. Westlake's shareholders included Mr. Brasel and related entities with 40%, Mr. Pierce with 15%, Mr. Paul H. Dragul and related entities with 20%, James R. Sjoerdsma with 10% and Nasus Lesarb, Ltd with 5%. None of such persons or entities have any other relationship or dealings with Go Online.

     On September 5, 2000, we acquired Digital West Marketing, Inc., a computer service firm based in Chatsworth, California, north of Los Angeles. We paid a total of $825,000 in cash for Digital West and issued 750,000 shares of our restricted common stock and 750,000 options to purchase shares of our common stock. We also entered into an employment agreement with Andrew Hart, President of Digital West. We were introduced to Digital West as a potential acquisition by one of our contacts, and entered into arms-length discussions with Mr. Hart to acquire Digital West. We determined that the business would be profitable for Go Online and its shareholders. Although no fairness opinion was obtained in connection with the transaction, the purchase price was determined in good faith arms-length negotiations between the companies and was based upon (1) the amount of outstanding payables for Digital West, (2) the market price of Go Online's stock issued in the transaction on a performance only basis, and (3) the perceived future potential performance for Digital West based upon a key new relationship for refurbishing. As set forth in our financial statements, Go Online acquired approximately $723,235 in assets in the acquisition and assumed liabilities approximating $800,000 (which were paid off in the transaction). Other liabilities of Digital West for related parties in excess of $2,200,000 were terminated on the date of the transaction.

RESEARCH  AND  DEVELOPMENT

     We have not spent any measurable amount of time on research and development activities.

EMPLOYEES

     As of December 31, 2000, Go Online had 9 full-time employees. Of these employees, four work in our administrative offices and five are employed by our internet kiosk division. None of our employees is covered by any collective bargaining agreement. We believe that our relations with our employees are good.

     Also as of December 31, 2000, the Digital West subsidiary of Go Online had 24 full time and 22 part time employees. Of these employees, five work in Digital West's administrative division, four in sales, two in purchasing, two in customer service, 18 in technical support, 10 in Digital West's warehouse facility, two in shipping and three in receiving.

FACILITIES

     Our principal executive offices are located at 5681 Beach Boulevard, Suite 101/100, Buena Park, California 90621. Effective July 21, 1999 we entered into a lease for this office space. The term of the lease is for 3 years with monthly base rent payments in 1999 of $1,600. The rent for the first year was prepaid. Future base rent commitments during the years ended December 31 under this lease are summarized as follows: 2000 - $8,000; 2001 - $9,200; and 2002 - $11,200.

     At the end of the lease terms for our rental space, we believe that we can lease the same or comparable offices at approximately the same monthly rate.

LEGAL  PROCEEDINGS

     On December 3, 1998, a default judgment was entered against us in the approximate amount of $55,000 for alleged amounts owed by Real Estate Television Network for which the plaintiff alleges was also owed by us. On July 14, 1999 the default judgement was set aside based on the fact that we were never properly served with a summons and complaint. We contend that we are not liable for the amounts due since Real Estate Television Network was a separate corporation and we never guaranteed this obligation. Nevertheless, in April 2000, we entered into a settlement agreement with the plaintiff and agreed to pay him the sum of $12,500 in cash and 30,000 shares of our Series A Preferred Stock.

                                   MANAGEMENT

     The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer of the Company. Our executive officers are elected annually by the Board of Directors. Our directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Name                    Age     Positions
----                    ---     ---------

Joseph  M.  Naughton    58     Chairman,  Chief  Executive  Officer and Director

Scott Claverie          40     Director

Jim Cannon              66     Director, Director of Operations and  Secretary

     Certain information about the directors and officers of Go Online is furnished below.

     JOSEPH M. NAUGHTON, Chairman. Mr. Naughton has been our Chairman since May 1991. From September 1986 through October 1987, Mr. Naughton was Operations Manager for Shop Television Network in which he oversaw the marketing and merchandising from that company. In October 1987 Mr. Naughton was elected to Shop Television Network's Board and Directors and appointed simultaneously Executive Vice President and Chief Operating Officer. Shop Television Network's wholly-owned subsidiary ShopTV, Inc. was acquired by the JC Penney Company in 1988 and Mr. Naughton was a Vice President of Operations for the renamed JC Penny Television Shopping Channel, the TV home shopping program arm of the JC Penney Company until June 1991. Mr. Naughton was responsible for overseeing the video production and cable distribution for the JC Penney and Shop Television Network. Prior to Shop Television Network, Mr. Naughton served as VP/General Merchandising Manager for the GEMCO division of Lucky Stores. From May 1970 until October 1986, Mr. Naughton worked for Lucky Stores, Inc. and its wholly owned subsidiary Gemco Stores.

     SCOTT CLAVERIE, Director and President of AMS Acquisition Corp. Until March 20, 2001, Mr. Claverie directed the operations and marketing efforts of ShopGoOnline.com, our prior internet e-commerce division. From June 1997 until June 1999, Mr. Claverie was Business Operations Manager for Cal State University at Chico where he was responsible for management and support of the support staff for the university's voice network. From February 1994 until June 1996, he was a branch manager for Computer Telephone Corp. Computer Telephone Corp. markets a large variety of telecommunication services and was responsible for managing a significant portion of Pacific Bell's customer base. From September 1991 to February 1994, Mr. Claverie was an account executive for MCI Telecommunications, where he marketed communication products and services to the business community. From June 1987 through August 1990, he was Advertising Director of the Chico News & Review, where he supervised and coordinated activities of sales personnel in the display and classified departments. From May 1981 through September 1986, Mr. Claverie was a retail manager for Gemco Stores, managing the operations for the fine jewelry and camera department.

     JIM CANNON, Director of Operations. Mr. Cannon has over 30 years of experience in the hospitality, lodging, and food and beverage industry. A graduate of Cornell University with a Bachelor's of Science degree in Business and Food Technology. He is an eleven-year veteran of the Days Inn organization, serving as Vice President of Franchise Operations. From September 1998 until April 1999, Mr. Cannon was with ShoLodge Franchise Systems. From March 1997 until September 1998, Mr. Cannon was Director of Franchise Sales for Country & Hearth Inns in Atlanta, Georgia. From August 1990 through August 1996, Mr. Cannon was National Director of Franchise Development for Hospitality International, Inc. in Atlanta, Georgia. During 1990 and 1991, Mr. Cannon worked in sales of Friendship Inn and Econolodge franchises for Econolodges of America, Inc. in North Bergen, New Jersey. In addition, Mr. Cannon's past experience includes senior level executive positions with Columbia Sussex Corporation, Inc. (a Holiday Inn Franchise Group), Days Inn or America, Inc and other hotels and restaurants.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary  Compensation  Table

     The following summary compensation table shows certain compensation information for services rendered in all capacities for the four fiscal years ended December 31, 1997, 1998, 1998 and 2000. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                                                                           Other
                                                             Annual      Restricted    Options       LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)      sation ($)      awards       (#)(1)        ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Joseph Naughton           2000   $96,000           0            0            0            0            0             0
President & CEO           1999   $96,000           0            0            0            0            0             0
                          1998   $96,000           0            0            0            0            0             0
                          1997   $96,000           0            0            0            0            0             0
Jim Cannon (1)            2000   $60,000           0            0            0            0            0             0
                          1999   $40,000           0            0            0            0            0             0
                          1998   $0                0            0            0            0            0             0

(1)      Mr.  Cannon commenced  his  employment  with  the  Go Online  in  1999.


Option Grants

         No options were granted or exercised by our officers for our fiscal year ended December 2000.

Employment  Agreements

     Effective April 12, 1999 we entered into an employment agreement with James Cannon. The agreement is for a term of one year but is subject to termination by us for cause. Both we and Mr. Cannon have the right to terminate the agreement after giving the other party thirty days notice. In the event that the agreement is terminated by us without cause, Mr. Cannon will be entitled to compensation earned computed pro-rata up to the date of termination. Mr. Cannon's compensation during the term of the agreement will be as follows:

     Base  salary  of  $60,000  per  year;
     Quarterly bonus of 20% of the net advertising revenues of the Community Marquee Division generated as a result of Mr. Cannon's direct efforts during the previous quarter;
     Alternative quarterly bonus equal to 25% of the net advertising revenues of the Community Marquee Division generated by parties other than Mr. Cannon; and
     Options to purchase 25,000 shares of our common stock for each twenty-five kiosks shipped up to a maximum of 150 kiosks. The exercise price of the options shall be equal to 60% of the closing bid price of our common stock on the last business day of the month in which Mr.Cannon becomes eligible.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Go Online common stock and Series A Preferred Stock as of September 15, 2001 by:

         - each person or entity known to us to own beneficially more than 5% of the common stock or 5% of the preferred stock;
         -        each  of  Go  Online's  directors;
         -        each  of  Go  Online's  named  executive  officers;  and
         - all Go Online executive officers and directors as a group.



                   Name and Address of         Amount and Nature of              Percent
Title of Class   Beneficial Owner (1)        Beneficial Ownership               Of Class
---------------  ---------------------       ---------------------             -----------

Common Stock     Joseph M. Naughton              6,647,125 (2)                    6.9%

Preferred Stock                                       0                           0.0%

Common Stock     James M. Cannon                 1,168,000 (3)                    1.2%

Preferred Stock                                       0                           0.0%

Common Stock     Scott Claverie                   1,250,000                        1.2%

Preferred Stock                                       0                           0.0%


Preferred Stock  Bill Tillson
                  14623 Deervale Place              40,000                        8.0%
                 Sherman Oaks, CA 91403

Common Stock     All Officers and Directors
                 as a Group (4 persons)          8,752,625 (2,3)                  9.0%
                                             =====================              ========


1. Except as otherwise set forth, the address for each of these shareholders is c/o Go Online Networks Corporation, 5681 Beach Boulevard, Suite 101/100, Buena Park, CA 90621.

2. Mr. Naughton's shares are held through several different entities and trusts, as to which Mr. Naughton is the primary beneficial owner.

3. Reflects 158,000 shares which Mr. Cannon owns directly and up to 1,000,000 shares which Mr. Cannon could obtain upon the exercise of a warrant to purchase shares of common stock at $.20 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Joseph M. Naughton, our Chief Executive Officer has made several loans to Go Online. As of December 31, 2000 and as of December 31, 1999 the amounts payable to Mr. Naughton for advances totaled $124,222 and $307,144 respectively. In addition there is unpaid compensation due to him of $48,000 for 2000 and $252,485 as of December 31, 1999. A portion of Mr. Naughton's unpaid salary was converted to stock during fiscal year 2000. The balances payable to Mr. Naughton are uncollateralized, bear no interest and are payable on demand. This loan is on terms which are substantially better than could be obtained from third parties.

     Effective February 26, 1999 we entered into a joint venture agreement with Scott Claverie whereby 25,000 shares of AMS Acquisition Corp. were transferred to Mr. Claverie. We also granted Mr. Claverie warrants to acquire an additional 26,000 shares of AMS at $1.00 per share following the end of the first profitable quarter of operations, but in no event later than twelve months after the February 26, 1999 agreement date. Effective April 19, 1999 we exchanged 937,500 restricted shares of our common stock for the warrants. These 937,500 shares were recorded at $.50 per share, one half of the market value of free trading shares of our common stock on April 19, 1999, and recorded as an expense totaling $468,750. As a part of the joint venture agreement, we agreed to provide AMS with $25,000 for working capital. Mr. Claverie transferred to AMS all equipment, intellectual property, technology associated with the individuals internet-based business. These transactions were all on terms as fair as those obtainable from third parties.

     SolInvest Group, Ltd. and MultiAsian Venture Limited, the principal shareholders of Amer and NetStrat previously invested in Go Online through the private placement of convertible debentures in the principal amount of $125,000 each in July 2000. The debentures were convertible at $0.18 per share and were secured by an aggregate of 1,400,000 shares of Go Online common stock pledged by Joseph Naughton. Those debentures were satisfied by the foreclosure on the pledged shares in August 2000. In September 2000, SolInvest and MultiAsian purchased additional convertible debentures in the principal amount of $137,500 each. These convertible debentures remain outstanding and are convertible at the lesser of (i) 60% of the average of the closing bid price for Go Online common stock for the ten trading days immediately preceding notice of conversion or
(ii) $0.18 per share.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001. The following summary of certain provisions of our common stock, preferred stock, and warrants is qualified in its entirety by reference to our articles of incorporation, as amended, and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common  Stock

     As of September 30, 2001, there were 99,118,940 shares of common stock outstanding, held by approximately 287 shareholders of record. We were advised by ADP when we sent our proxy statement to our shareholders that there are more than 16,260 beneficial owners of our common stock.

     Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors, and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. See "Dividend Policy." Upon a liquidation, dissolution or winding up of the Company, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all debts and other liabilities of the Company, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable too the common stock. All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred  Stock

     Our board of directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or affect adversely the rights and powers, including voting rights, of the holders of common stock, and may have the effect of delaying, deferring or preventing a change in control of the Company.

     As of September 30, 2001 we have issued and outstanding a total of 663,333 shares of Series A Preferred Stock. Each share of the Series A Preferred Stock is convertible into one share of common stock at the option of the holder. The Series A Preferred Stock votes on a pari pass basis with the common stock, and receives dividends equivalent to shares of common stock. In the event of a liquidation of the Company, the Series A Preferred Stock has a liquidation preference of the number of shares plus 8% from the time of issuance over the common stock.

     In connection with the acquisition of Digital West, Go Online issued 2,000 shares of its newly authorized Series B $100 Principal Amount Preferred Stock which is convertible to common stock at a conversion price for each share of Common Stock of the Go Online equal to the original principal amount of the preferred stock divided by 100% of the average closing price of the common stock for the twenty trading days preceding the date of the receipt of the shares to be converted.

     Preferred Series B shareholders are entitled to receive dividends on the same per share basis, at the same time, and to the same extent as the holders of common stock. The Series B Shareholders are entitled to one vote for each share of common stock into which the Preferred stock is convertible. The right to convert common stock, the right to dividends and the right to vote become effective after Digital West shows a positive net income for one calendar quarter. Under the same conditions, the preferred stock shall have liquidation rights the same as common stock.

Series  2000-A  Eight  Percent  Convertible  Note

     We have issued two Series 2000-A Eight Percent Convertible Notes in the aggregate face amount of $1,000,000. The notes were issued $705,882.35 to Triton Private Equities Fund, LP. and $294,117.65 to Eiger Companies, Ltd. We sold the $1,000,000 face amount Notes for an aggregate of $250,000 in cash gross proceeds to Go Online as well as cancellation of a Series 1999-A Eight Percent Convertible Note in the original principal amount of $538,462. The Notes can presently be converted at 95% of the average closing bid prices of our common stock in the prior 20 trading days.

     The Notes require an interest payment of 8% per annum on the face amount, which we may pay in cash or in free trading common stock.

Transfer  Agent

     The transfer agent for the common stock is ComputerShare Transfer and Trust Company, 12039 West Alameda Parkway, Z-2, Lakewood, Colorado 80228.

                               SELLING STOCKHOLDER

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------
                                            Total
                             Total Shares Percentage
                      of Common Stock     of Common      Shares of                                  Beneficial   Percentage
                       Issuable Upon       Stock,      Common Stock     Beneficial Percentage of   Owner-ship    of Common
                       Conversion of      Assuming      Included in     Ownership   Common Stock    After the   Stock Owned
        Name             Notes and          Full        Prospectus     Before the   Owned Before    Offering   After Offering
                        Warrants(2)     Conversion(2)       (1)         Offering      Offering        (3)           (3)
--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------

                                                           Up to
Laurus Master Fund,                                     74,100,000
Ltd.                     37,850,000        27.63%        shares of     5,205,805       4.99%           --            --
                                                       common stock
--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Because the number of shares of common stock issuable upon conversion of the convertible note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. As a result of the contractual agreement not to exceed 4.99% beneficial ownership, the selling stockholder does not believe it is a control person as defined in the Securities Exchange Act of 1934 or is required to file a Schedule 13D.

(2) Assumes a conversion price of $0.024. Includes 1,600,000 shares of common stock underlying warrants that are currently exercisable. In accordance with rule 13d-3 under the securities exchange act of 1934,Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C.

(3)      Assumes that all securities registered will be sold.

                              PLAN OF DISTRIBUTION

         The selling stockholder may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholder will sell any or all of the common stock in this offering. The selling stockholder may use any one or more of the following methods when selling shares:

o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

o        An exchange distribution following the rules of the applicable exchange

o        Privately negotiated transactions

o        Short sales or sales of shares not previously owned by the seller

o A combination of any such methods of sale any other lawful method

The selling stockholder may also engage in:

o Short selling against the box, which is making a short sale when the seller already owns the shares.

o Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

o Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

         Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholder in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         Penny Stock Rules

         Our common shares are subject to the "penny stock" rules that impose additional sales practice requirements should because our common shares are below $5.00 per share. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common shares and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose:

o the commission payable to both the broker-dealer and the registered representative,
o        current quotations for the securities, and
o if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

         Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), unless our common shares trade above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common shares, and may affect the ability to sell the common shares in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.

         Underwriter Status

         The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

         Because the selling shareholders are deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements.

         We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify us and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

         If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

         We have agreed with the selling stockholder to keep this registration statement continuously effective under the Securities Act of 1933 until such date as is the earlier of (x) the date when all of the securities covered by such Registration Statement have been sold or (y) the date on which the securities may be sold without any restriction pursuant to Rule 144(k) as determined by our counsel.


                         DETERMINATION OF OFFERING PRICE

     The price at which the common stock is sold may be based on market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices.

                                  LEGAL MATTERS

     Certain legal matters have been passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, NY.

                                     EXPERTS

     The consolidated financial statements of Go Online Networks Corporation included in this Form SB-2 for the years ended December 31, 2001, have been audited by Miller & McCollom, certified public accountants, as set forth in their report included herein. Such financial statements have been included herein, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports and other information with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC's public reference facilities at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

     Copies of publicly available documents that we have filed with the SEC can also be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     This prospectus is a part of the registration statement that we filed on Form SB-2 with the SEC. The registration statement contains more information about us and our common stock than this prospectus, including exhibits and schedules. You should refer to the registration statement for additional information about us and the common stock being offered in this prospectus. Statements that we make in this prospectus relating to any documents filed as an exhibit to the registration statement or any document incorporated by reference into the registration statement may not be complete and you should review the referenced document itself for a complete understanding of its terms.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer according to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Report of Independent Certified Public Accountants              F - 2

Financial Statements:

Balance Sheet                                                   F - 3

Statements of Operations                                        F - 4

Statement of Shareholders' Equity (Deficit)                     F - 5 to F - 6

Statement of Cash Flows                                         F - 7

Notes to Financial Statements                                   F - 8 to F - 16

                               MILLER AND MCCOLLOM
                          CERTIFIED PUBLIC ACCOUNTANTS


                         INDEPENDENT ACCOUNTANTS' REPORT

Board  of  Directors
Go  Online  Networks,  Inc.

     We have audited the accompanying consolidated balance sheets of Go Online Networks, Inc. as of December 31, 2000 and December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2000 and December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the account principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Go Online Networks, Inc. as of December 31, 2000 and December 31, 1999 and the consolidated results of its operations, stockholders' equity, and its cash flows for the years ended December 31, 2000 and December 31, 1999, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As described in Note 1, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubts about its ability to continue as a going concern. Management's plan to continue in operations is contained in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



MILLER  AND  MCCOLLOM
Lakewood,  Colorado
March  15,  2001,  except  for  Note  15,  which  is  June  15,  2001

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                                  BALANCE SHEET


                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                                  BALANCE SHEET

ASSETS
                                                                                   December 31,
                                                                                  --------------
                                                                                   2000          1999
                                                                          --------------  ------------

Current assets
 Cash and cash items . . . . . . . . . . . . . . . . . . . . . . . . . .  $      43,332   $    25,921
 Accounts receivable, net of allowances for doubtful accounts of $1,703.         61,241             -
 Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        127,961             -
 Prepaid expenses and other current items. . . . . . . . . . . . . . . .          7,370        18,503
 Accounts receivable-Retronics, Inc. (Note 7). . . . . . . . . . . . . .              -             -

   Total current assets. . . . . . . . . . . . . . . . . . . . . . . . .        239,904        44,424

Designs and trademarks - net of accumulated amortization
 of $30,536 in 2000, and $29,164 in 1999 . . . . . . . . . . . . . . . .         19,464        20,833
Property and equipment, net of accumulated depreciation of
 $814,253 in 2000 and $96,569 in 1999. . . . . . . . . . . . . . . . . .        652,017       758,812
Other assets - deposits. . . . . . . . . . . . . . . . . . . . . . . . .         22,485         5,282
Goodwill - net of amortization of $83,393. . . . . . . . . . . . . . . .        938,047             -

   Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   1,871,917   $   829,351

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
 Accounts payable and accrued expenses . . . . . . . . . . . . . . . . .  $     788,975   $   505,399
 Notes payable and accrued interest (Note 9) . . . . . . . . . . . . . .        143,643       136,467
 Advances from and accrued expenses due to officer (Note 2). . . . . . .        388,144       492,687
 Accrued lease obligations . . . . . . . . . . . . . . . . . . . . . . .         35,794             -
 Series A Convertible Notes (Note 11). . . . . . . . . . . . . . . . . .      1,071,200             -
 Unearned revenue. . . . . . . . . . . . . . . . . . . . . . . . . . . .              -       120,000
 Advances payable (Note 17). . . . . . . . . . . . . . . . . . . . . . .        950,000             -

   Total current liabilities . . . . . . . . . . . . . . . . . . . . . .      3,377,756     1,254,553

Convertible debentures (Note 11) . . . . . . . . . . . . . . . . . . . .        550,000       538,462

   Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .      3,927,756     1,793,015

Commitments and contingencies (Note 1, 2, 6, 7, 10 and 13)

Stockholders' equity (deficit):  (Notes 1 and 3)
 Series A Convertible Preferred Stock, $0.001 par value,
 10,000,000 shares authorized, 663,333 outstanding in
 2000 and 499,333 outstanding in 1999. . . . . . . . . . . . . . . . . .            663           499
 Series B Convertible Preferred Stock, $100 par value,
 2,000 shares authorized, 2,000 shares issued and
 outstanding at December 31, 2000. . . . . . . . . . . . . . . . . . . .        200,000             -
 Common stock $0.001 par value, 200,000,000 shares authorized,
 86,260,343 and 75,181,843 shares issued at December 31, 2000, and 1999.         86,260        75,182
 Outstanding common stock warrants (Note ) . . . . . . . . . . . . . . .         30,000             -
 Paid in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9,836,554     7,771,891
 Retained earnings (deficit) . . . . . . . . . . . . . . . . . . . . . .    (12,209,316)   (8,811,236)

   Total stockholders' equity (deficit). . . . . . . . . . . . . . . . .     (2,055,839)     (963,664)

     Total liabilities and stockholders' equity (deficit). . . . . . . .  $   1,871,917   $   829,351



         The accompanying notes are an integral part of these statements

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          Year Ended December 31,
                                                         -------------------------
                                                                      2000          1999
                                                  -------------------------  ------------

Sales and other revenues
  Less:  cost of goods sold. . . . . . . . . . .  $              1,281,781   $    89,749
  Gross profit . . . . . . . . . . . . . . . . .                 1,264,698             -
                                                                    17,083        89,749
                                                  -------------------------  ------------
Expenses:
  Amortization and depreciation. . . . . . . . .                   290,781        80,660
  Rent . . . . . . . . . . . . . . . . . . . . .                   100,200        44,237
  Legal and professional fees. . . . . . . . . .                   469,994       433,564
  Contract services, salaries and payroll taxes.                 1,207,096       370,215
  Impairment of long-lived assets (Note 8) . . .                   311,493             -
  Website development. . . . . . . . . . . . . .                         -       180,000
  Provision for valuation allowance (Note 7) . .                   133,583             -
  Other. . . . . . . . . . . . . . . . . . . . .                   403,178       670,410
  Total expenses . . . . . . . . . . . . . . . .                 2,916,325     1,779,086
                                                  -------------------------  ------------

Net profit (loss) from operations. . . . . . . .                (2,899,242)   (1,689,337)

Other income and expense:
  Litigation settlement. . . . . . . . . . . . .                   (23,000)      100,000
  Interest income. . . . . . . . . . . . . . . .                         4             -
  Interest expense . . . . . . . . . . . . . . .                  (165,122)      (40,509)
  Option buyback . . . . . . . . . . . . . . . .                         -      (625,000)
  Discount on convertible notes. . . . . . . . .                         -      (188,462)
  Expense for public reporting . . . . . . . . .                  (450,000)            -
  Gain on sale of Auctionomics, Inc. . . . . . .                   139,280             -

Net (loss) . . . . . . . . . . . . . . . . . . .  $             (3,398,080)  $(2,443,308)

Net (loss) per common share. . . . . . . . . . .  $                   (.04)  $      (.03)
Weighted number of shares outstanding. . . . . .                83,621,312    70,502,913
                                                  =========================  ============



         The accompanying notes are an integral part of these statements

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)




                                                  Series A                  Series B
                                                  Convertible               Convertible
                                                  Preferred                 Preferred
                                                  Stock                     Stock                 Common Stock
                                                  ------------              -------------         ------------
                                           Shares        Amount         Shares        Amount    Shares       Amount
                                           ------------  -------------  ------------  --------  -----------  --------

Balance at December 31, 1998. . . . . . .      638,333   $        638              -  $      -  54,450,028   $54,450
Common stock issued . . . . . . . . . . .            -              -              -         -  20,592,815    20,593
Preferred stock converted . . . . . . . .     (139,000)          (139)             -         -     139,000       139
Loss for the year ended December 31, 1999            -              -              -         -           -         -

Balance at December 31, 1999. . . . . . .      499,333            499              -         -  75,181,843    75,182

Common stock issued for the
  acquisition of Westlake Capital
  Corporation and related services. . . .            -              -              -         -   4,275,000     4,275
Shares issued for cash. . . . . . . . . .            -              -              -         -   2,500,000     2,500
Shares issued for consulting services . .      150,000            150              -         -   1,735,000     1,735
Shares issued to company officer
  in lieu of salary . . . . . . . . . . .            -              -              -         -   2,740,000     2,740
Shares issued to settle lawsuit . . . . .       30,000             30              -         -           -         -
Shares returned in connection with
  sale of Auctionomics, Inc.. . . . . . .            -              -              -         -    (937,500)     (938)
Sale of warrants. . . . . . . . . . . . .            -              -              -         -           -         -
Preferred stock converted . . . . . . . .      (16,000)           (16)             -         -      16,000        16
Shares issued for the acquisition
  of Digital West . . . . . . . . . . . .            -              -          2,000   200,000     750,000       750
Loss for the year ended December 31, 1999

Balance December 31, 2000 . . . . . . . .      663,333   $        663          2,000  $200,000  86,260,343   $86,260



         The accompanying notes are an integral part of these statements

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)




                                                                                               Total
                                                 Common                                        Stockholders'
                                                 Stock               Paid-in                   Equity
                                                 Warrants            Capital         Deficit   (Deficit)
                                                 --------            --------        -------   -------------
                                           Shares    Amount
                                           --------

Balance at December 31, 1998. . . . . . .         -  $            -  $5,947,748  $ (6,367,928)  $  (365,092)
Common stock issued . . . . . . . . . . .         -               -   1,824,143             -     1,844,736
Preferred stock converted . . . . . . . .         -               -           -             -             -
Loss for the year ended December 31, 1999         -               -           -    (2,443,308)   (2,443,308)

Balance at December 31, 1999. . . . . . .         -               -   7,771,891    (8,811,236)     (963,664)

Common stock issued for the
  acquisition of Westlake Capital
  Corporation and related services. . . .         -               -     698,225             -       702,500
Shares issued for cash. . . . . . . . . .         -               -     247,500             -       250,000
Shares issued for consulting services . .         -               -     614,620             -       616,505
Shares issued to company officer
  in lieu of salary . . . . . . . . . . .         -               -     298,660             -       301,400
Shares issued to settle lawsuit . . . . .         -               -      10,470             -        10,500
Shares returned in connection with
  sale of Auctionomics, Inc.. . . . . . .         -               -         938             -             -
Sale of warrants. . . . . . . . . . . . .   750,000          30,000           -             -        30,000
Preferred stock converted . . . . . . . .         -               -           -             -             -
Shares issued for the acquisition
  of Digital West . . . . . . . . . . . .         -               -     194,250             -       395,000
Loss for the year ended December 31, 1999         -               -           -    (3,398,080)   (3,398,080)

Balance December 31, 2000 . . . . . . . .   750,000  $       30,000  $9,836,554  $(12,209,316)  $(2,055,839)
                                           ========  ==============  ==========  =============  ============


         The accompanying notes are an integral part of these statements

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000, AND 1999

                                                            2000          1999
                                                     ------------  ------------

Operating activities:
  Net loss. . . . . . . . . . . . . . . . . . . . .  $(3,398,080)  $(2,443,308)
  Adjustments to reconcile net (loss) to
  net cash provided by (used in) operations
  Depreciation and amortization . . . . . . . . . .      719,056        80,660
  Provision for doubtful accounts . . . . . . . . .        1,703             -
  (Increase) in accounts receivable . . . . . . . .      (62,944)            -
  (Increase) in inventory . . . . . . . . . . . . .     (127,961)            -
  Decrease in prepayments . . . . . . . . . . . . .       11,133             -
  Increase in accounts payable. . . . . . . . . . .      200,588       439,358
  Increase in notes payable . . . . . . . . . . . .       90,164             -
  (Decrease) in advances payable. . . . . . . . . .     (104,543)            -
  Increase in accrued lease obligation. . . . . . .       35,794             -
  (Decrease) in unearned revenue. . . . . . . . . .     (120,000)      120,000
  Increase in current portion of debentures payable      275,000             -
  Discount on debenture . . . . . . . . . . . . . .            -       188,462
  Common stock issued for expense . . . . . . . . .      916,202             -
  Option buy back . . . . . . . . . . . . . . . . .            -       625,000
  Other . . . . . . . . . . . . . . . . . . . . . .            -       346,413

Net cash (used in) operating activities . . . . . .   (1,563,888)     (643,415)

Investing activities:
  Investment in designs, trademarks and equipment .     (610,892)     (855,381)
  (Increase) in escrow account. . . . . . . . . . .            -      (265,767)
  Decrease in escrow account. . . . . . . . . . . .            -       265,767
  Investment in goodwill and other assets . . . . .     (955,250)      (50,000)

Net cash (used in) investing activities . . . . . .   (1,566,142)     (905,381)

Financing activities:
  Proceeds from loan. . . . . . . . . . . . . . . .      950,000             -
  Repayment of convertible debentures and loans . .     (538,462)            -
  Proceeds from notes and advances payable. . . . .      925,303       532,710
  Proceeds from convertible debentures. . . . . . .    1,525,000             -
  Preferred stock converted . . . . . . . . . . . .        5,600             -
  Common stock issued for cash. . . . . . . . . . .      250,000     1,039,736
  Sale of warrants. . . . . . . . . . . . . . . . .       30,000             -

Net cash provided by financing activities . . . . .    3,147,441     1,572,446

Increase in cash. . . . . . . . . . . . . . . . . .       17,411        23,650

Cash, beginning of year . . . . . . . . . . . . . .       25,921         2,271

Cash, end of year . . . . . . . . . . . . . . . . .  $    43,332   $    25,921

Non-cash financing activities:
  Conversion of preferred stock to common stock . .           16             -


         The accompanying notes are an integral part of these statements

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  1     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

ORGANIZATION  AND  PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements of Go Online Networks Corporation (the "Company") (formerly Jones Naughton Entertainment, Inc.) and consolidated subsidiaries include the accounts of Go Online Networks Corporation, incorporated in Colorado on October 20, 1987, and reincorporated in Delaware effective September 14, 1999, and its subsidiaries AMS Acquisition Corp. (AMS), incorporated in Nevada on June 2, 1998; and Digital West Marketing, Inc., (Digital) which was acquired by the Company on August 31, 2000 (See Note 2). The Company's investment in Auctionomics, Inc. that was incorporated on June 8, 1999, was sold during May 2000. AMS and Auctionomics were 75% owned subsidiaries of Go Online Networks Corporation. Jones Naughton Entertainment, Inc. changed its name to Go Online Networks Corporation on September 8, 1999. The Company is in the information technology business and the computer and related product refurbishing businesses. All inter-company accounts have been eliminated in the consolidation. The Company has selected December 31 as its year end.

By agreement on January 20, 2000, the Company issued common stock to acquire Westlake Capital Corp. (Westlake) for the purpose of facilitating the Company becoming a reporting company with the Securities and Exchange Commission. No assets were acquired as part of the transaction. The acquisition of Westlake was accounted for as a purchase and as a "reverse acquisition."

USE  OF  ESTIMATES  IN  THE  PREPARATION  OF  FINANCIAL  STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

BASIS  OF  PRESENTATION  -  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained operating losses since its inception and has a net capital deficiency. Management's plan to continue in operations is to raise additional debt or equity capital until such time the Company is able to generate sufficient operating revenue.

In view of these matters, realization of certain of the assets in the accompanying financial statements is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern.

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  1     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

PER  SHARE  INFORMATION
The per share information is computed based upon the weighted average number of shares outstanding.

EQUIPMENT

The Company carries its investment in equipment, principally consisting of office equipment, computer access kiosks installed at customer locations, and computer refurbishing equipment, at cost net of accumulated depreciation. Depreciation is provided over a period of five to ten years on a straight-line basis. See Note 7- for an explanation of an impairment in connection with long lived assets.

GEOGRAPHIC  AREA  OF  OPERATIONS

The Company's customers and vendors are principally in the U.S.A. and with a significant concentration in California. Since the Company's business is principally in computer related activities, this concentration of operations results in an inherent risk and uncertainty.

INTANGIBLE  ASSETS

Intangible assets consisting of designs and trademarks are reviewed, at least quarterly, to determine if there is any impairment in its carrying values. As of December 31, 2000, the Company believes that there is no impairment in the value of its intangible assets.

STOCK  ISSUED  FOR  SERVICES  AND  STOCK  OPTIONS  GRANTED  FOR  SERVICES

The Company has issued stock and granted stock options to certain individuals and companies for services. The market value of the shares issued was recorded as an expense in the accompanying financial statements. All options granted were at market value or higher at the time of the grant. No compensation was recorded for the options granted since any compensatory amounts would be immaterial since the options were granted at prices greater than equal to market.

UNEARNED  INCOME

The Company had unearned income as of December 31, 1999 of $120,000 which became fully earned during the year ending December 31, 2000.

INCOME  TAXES

The Company, as of December 31, 2000, had approximately $10,750,000 of net operating loss carryovers that expire in years through 2020. A change in ownership of more than 50% of the Company may result in the inability of the company to utilize the carryovers. As of December 31, 2000, the Company had deferred tax assets of approximately $3,225,000 related to the net operating loss carryovers. A valuation allowance has been provided for the total amount since the amounts, if any, of future revenues necessary to be able to utilize the carryovers, are uncertain.

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  1     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

PREFERRED  STOCK

The Company has outstanding 833,333 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share of Common Stock at the option of the holder. The Series A Preferred Stock votes on equal per share basis with the Common Stock, and is eligible to receive equivalent dividends to the shares of Common Stock. In the event of a liquidation of the Company, the Series A Preferred Stock has a liquidation preference of the number of shares plus 8% from the time of issuance.

The  Company  has  outstanding  20,000  shares of Series B $100 Principal Amount
Preferred  Stock.       Upon  the event that Digital reports positive net income
for one calendar quarter, the Series B shareholder will become entitled to receive dividends on the same per share basis as holders of Common Stock, have all voting rights and liquidation rights as a share of Common Stock, and the right to convert to Common Stock at a conversion price determined by an average closing price of the Common Stock for a period preceding conversion date.

GOODWILL

The Company recorded goodwill in connection with the acquisition of Digital. See Note 6.

NOTE  2  -  ADVANCES  AND  ACCRUED  EXPENSES  -  RELATED  PARTY

The Company's chief executive officer has loaned various amounts to the Company, and the officer has unpaid compensation due him. The balances, as of December 31, 1999, were $240,202 representing loans and $252,485 of unpaid compensation. The amounts, as of December 31, 2000, were $307,144 in loans and $48,000 in unpaid compensation.

On June 26, 2000, the Company issued 2,740,000 shares of its common stock valued at approximately $.11 per share totaling $301,485 that represented his unpaid compensation through June 30, 2000.

As described in Note 12, the Company received cash in connection with loans payable amounting to $250,000. The loans were guaranteed by the Company's chief executive officer pledging 1,500,000 shares of the Company's common stock that was given up by the officer under a voluntary foreclosure.

NOTE  3  -  ISSUANCE  OF  COMMON  STOCK

For the year ending December 31, 1999, the Company issued 20,731,815 shares of its common stock, including 139,000 shares resulting from a conversion of Series A Convertible Preferred Stock.

In connection with the acquisition of Westlake described in Note 1, the Company issued 3,000,000 shares to the shareholders of Westlake. An additional 1,275,000 shares were issued as payment of legal and consulting services in connection with acquisition.

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  3  -  ISSUANCE  OF  COMMON  STOCK  (CONTINUED)

Additional shares were issued during the year ending December 31, 2000, including 2,500,000 shares sold for cash, 1,735,000 shares issued for legal and consulting services, 2,740,000 shares were issued to the Company's chief executive officer as described in Note 2, 16,000 shares were issued by conversion of 16,000 shares of the Company's Series A Convertible Preferred Stock and 750,000 shares were issued in the acquisition of Digital described in
Note 6. The Company had 937,500 shares of its common stock returned to it in connection with the sale of its interest in Auctionomics, Inc. as described in
Note  12.

NOTE  4  -  ISSUANCE  OF  SERIES  A  PREFERRED  STOCK

During the year the Company issued 150,000 shares of its Series A Preferred Stock to a group of individuals for consulting services. The Company issued 30,000 shares of its stock in connection with a settlement of an outstanding lawsuit as described in Note 5.

NOTE  5  -  SETTLEMENT  OF  LAWSUIT

The Company entered into a settlement agreement on an outstanding lawsuit for which it agreed to pay a sum of $12,500 in cash and issued 30,000 of Series A Preferred Stock described in Note 4.

NOTE  6  -  ACQUISITION  OF  DIGITAL  WEST  MARKETING,  INC.

On August 31, 2000, the Company acquired all of the outstanding stock of Digital. The acquisition, for accounting purposes, was treated as a purchase. In consideration for acquiring the stock, the Company paid $825,000 and these monies were utilized to pay prior indebtedness, accounts payable, and accrued expenses. In addition, the Company issued 750,000 restricted shares of its common stock, a warrant to purchase an aggregate of 750,000 shares of the Company's common stock for a period of two years at $.022 per share. The restricted common stock issued was recorded at 90% of the Company's direct market value as of the date of issuance. The Company also issued 2,000 shares of its newly authorized Series B. $100 Principal Amount Preferred Stock.
Subsequent to the acquisition date, the parties modified the agreement to account for items including cash, inventory, and accounts payable assumed to reflect a corrected interpretation of their agreement.

The Company accounted for the acquisition of the common stock of Digital as a purchase. The detailed accounting for the assets and liabilities included by the acquisition reflecting Goodwill, as modified, as described in the preceding paragraph, and is as follows:

Inventory                                   $  155,578
Prepaid  expenses                               15,435
Deposits                                        33,493
Office  furniture                               58,775
Office  equipment                               34,177
Computer  equipment                             55,699
Lab  furniture  &  fixtures                      6.903
Warehouse  equipment                             26,19

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  6  -  ACQUISITION  OF  DIGITAL  WEST  MARKETING,  INC.  (CONTINUED)

Machinery  &  equipment                         15,441
Lab  equipment                                 256,294
Accumulated  depreciation                    (200,088)
Miscellaneous                                    1,044
Goodwill                                     1.021,440
                                           -----------

          Total                             $1.480,385

Less:     Expenses  assumed                   (20,000)
          Lease  obligations  assumed         (43,846)
          Accounts  payable  assumed          (10,961)
                                        --------------

     Total  acquisitions                     (156,539)

The  acquisition  payments  are  as  follows:
     Common  stock  issued                 $   195,000
     Series  B  preferred  stock  issued       200,000
     Warrants  to  buy  common  stock issued    30,000
     Cash  paid                                825,000
                                       ---------------

        Total  acquisition  costs           $1,250,000
                                         =============

The Company recorded goodwill in the acquisition of Digital of $1.021,440 which is being amortized over five years.

NOTE  7  -  ACCOUNTS  RECEIVABLE  -  RETRONICS,  INC.

The Company's subsidiary, Digital, has made sales to a company controlled by Digital's President, which comprises a conflict of interest. Sales to Retronics of $288,632 represent approximately 36% of Digital's total sales of $798,596. A considerable amount of those sales were made at a price less than that charged to other customers. In addition, Retronics, Inc. owes the Company for amounts paid that were properly charged to Retronics, Inc. The accompanying financial statements include a provision for evaluation reserve for the entire account receivable of $133,583.

NOTE  8  -  IMPAIRMENT  OF  LONG-LIVED  ASSETS

In accordance with SFAS 121, the Company has made an assessment that its' investments in internet kiosk machines has been impaired. Consequently, the Company has reduced its value as of December 31, 2000 to an estimated net realizable value. A total of $311,493 has been included as an expense in the accompanying statement of operation for the year ending December 31, 2000.

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  9  -  NOTES  PAYABLE  AND  ACCRUED  INTEREST

The Company had two notes payable outstanding from loans made in 1995 for $49,500 and $52,500 respectively bearing interest at 7% per annum. The lenders have the right to demand payment in full on the notes and failure to pay on demand would increase the interest rate to 18% per annum. The lenders have the right to convert the notes to common stock at a rate of $.125 per share. The balances payable, including interest, at December 31, 2000 are $73,899 and $69,744, respectively.

NOTE  10  -  ISSUANCE  OF  SERIES  2000-A  EIGHT  PERCENT  CONVERTIBLE  NOTES

Effective  January  10,  2000,  the  Company  entered into a Securities Purchase
Agreement whereby the buyer agreed to buy from the Company $1,000,000 of its Series 2000-A Eight Percent (8%) Convertible Notes, maturing January 1, 2002, and payable in quarterly installments in arrears on March 31, June 30, September 30, and December 31, of each year during the term of the Note, with the first such payment to be made March 31, 2000. Accrual of interest may be payable either in cash or Common Stock at the holder's option. If interest is paid in Common Stock, the number of shares to be delivered in payment will be determined by taking the dollar amount of interest being paid divided by the average of the closing bid prices for the Common Stock for the ten trading days prior to the due date of such interest. The Notes are convertible into Common Stock, upon certain Registration, and for prices determined at various dates as defined in the agreement. The purchase price was $500,000 in cash and cancellation of the $538,462 of the convertible debentures outstanding as of December 31, 1999.

The notes are in default and the entire amount of the notes and accrued interest are shown in the accompanying financial statements as a current liability.

NOTE  11  -  CONVERTIBLE  NOTES  PAYABLE

In September and November 2000, the Company sold an aggregate of $550,000 of convertible notes payable with interest at 10%. The notes are convertible into common stock of the Company at the lower of 60% of the average market closing price for the ten days prior to conversion or $.18 per share.

NOTE  12  -  SALE  OF  AUCTIONOMICS,  INC.

Effective June 10, 1999, the Company entered into a stock purchase agreement whereby the Company acquired 75% ownership of Auctionomics, Inc. a Nevada corporation, by issuing common stock of the Company and warrants for the purchase of the Company's common stock. Auctionomics, Inc. did not become an operating company, and during 2000 the Company sold its interest by receiving back certain of its common stock and $140,000 in cash. The Company recorded a gain of $139,280 based upon the cash consideration only.

NOTE  13  -  STOCK  OPTIONS

The following is a schedule of the Company's stock options showing options issued, expired, and outstanding:

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  13  -  STOCK  OPTIONS  (CONTINUED)




DATE OF GRANT . . . . . . . .  NUMBER OF SHARES   OPTION PRICE   EXPIRATION DATE
-----------------------------  -----------------  -------------  -----------------------------
Balance outstanding
   December 31, 1998. . . . .         2,100,000   $  .08 - $.25  Average option price of $.18
                               -----------------  -------------
May 3, 1998 . . . . . . . . .          (500,000)            .07  Exercised Feb. 2, 1999
April 12, 1999. . . . . . . .           150,000             .25  April 11, 2001
April 12, 1999. . . . . . . .         1,000,000             .20  April 11, 2001
August 9, 1999. . . . . . . .           200,000             .32  Expired August 8, 2000
September 15, 1999. . . . . .         1,000,000             .50  December 31, 2000
May 3, 1998 . . . . . . . . .          (500,000)           .175  Expired February 2, 1999
May 3, 1998 . . . . . . . . .          (500,000)            .25  Expired February 2, 1999
July 27, 1998 . . . . . . . .          (500,000)            .25  Expired February 2, 1999
April 1, 1998 . . . . . . . .          (100,000)            .25  Expired November 1, 1999
                               -----------------  -------------

Balance outstanding,
    December 31, 1999                 2,350,000  $   .20 - $.50  Average Option Price of .27
August 9, 1999. . . . . . . .          (200,000)            .32  Expired December 8, 2000
September 15, 1999. . . . . .        (1,000,000)            .50  Expired December 31, 2000
                               -----------------  -------------

Balance outstanding,
    December 31, 2000                 1,150,000  $    .20 - .25  Average Option Price $.21
                                      =============  ==========


In addition to the options included above, the Company has issued options in the acquisition of Digital described in Note 6 and issued the following options to acquire restricted stock of the Company:

A. 31,640 shares exercisable at $.20 per share at any time within one year after the Company's common stock first trades at or above $1.20 per share for thirty consecutive trading days.

B. 31.640 shares exercisable at $.40 per share exercisable at any time within one year after the publicly traded common stock of the Company has traded at $2.00 per share on each trading date for thirty consecutive days.

C. 31,640 shares exercisable at $1.00 per share at any time within one year after the publicly traded common stock of the Company has traded at $2.80 per share for thirty consecutive trading days. Such shares cannot be traded for a period of ninety days after the exercise of this option.

D. 31,640 shares exercisable at $2.00 per share, exercisable at any time within one year after the publicly traded common stock of the Company has traded at $3.50 per share for thirty consecutive trading days. Such shares cannot be traded for a period of sixty days after the exercise of this option.

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  14  -  SEGMENT  REPORTING

Commencing in 2000, the Company has two reportable segments: computer refurbishing and services and computer internet activities. The computer refurbishing and services segment commenced on September
1, 2000, resulting from the acquisition of Digital. The segments accounting policies are the same as those described in the summary of significant accounting policies except that interest expense is not allocated to the individual operating segments when determining segment profit or loss. The Company evaluates performance based upon profit or loss from operations before interest and does not include other non- recurring gains and expenses. The
Company does not have any inter-segment sales. The following represents significant items of segment information:

             Computer  refurbishing        Internet           All
                    and  services          activities       others      Total
                    -------------          ----------       ------      -----

Revenue                  $483,186           $798,596            -    $1,281,782
Amortization
     and  depreciation    185,966            104,815            -       290,781
Impairment  of
     long-lived  assets   311,493                  -            -       311,493
Segment  (loss)        (2,095,711)          (492,038)    (810,331)   (3,398,080)
Segment  assets                              482,863    1,389,054     1,871,917


NOTE  15  -  RECENT  ACCOUNTING  PRONOUNCEMENTS

In June of 1999, the FASB issued Statement of Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize as derivatives as either assets or liabilities on the balance sheet at their value. This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters to all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material impact on its results of operations, financial position or cash flows, as the Company currently does not engage in any derivative or hedging activities.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements" which provides additional guidance in applying generally accepted accounting principles to revenue recognition in financial statements. Subsequently, the SEC issued SAB 101B which delayed the implementation date of SAB 101 for registrants with fiscal years that begin between December 16, 1999 and March 15, 2000, which required the Company to be in conformity with the provisions of SAB 101, as amended by SAB 101B, no later than the fourth quarter of the year 2000. The Company adopted SAB 101 during the fourth quarter of 2000. The Company believes that the adoption of SAB 101, as amended by SAB
101B, has not had material effect on the financial position, results of operations or cash flows of the Company for the year ended December 31, 2000.

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE  16  -  LEASE  OBLIGATIONS

The Company and its subsidiaries have entered into various office and facility leases. The leases are generally subject to a base rent with varying increase provisions as provided for in the leases. Future base rent commitments, during the years ended December 31 under the leases are as follows:


NOTE  16  -  LEASING  OBLIGATIONS  (CONTINUED)

2001     $129,612
2002      121,612
2003      110,412
2004        8,075

NOTE  17  -  SUBSEQUENT  EVENTS

On January 10, 2000, the Company issued 4,280,000 shares of its common stock for services. An additional 1,100,000 shares of stock were issued in connection with new consulting and marketing contracts.

Arrangements  have  been  made  to  reduce the online network activities of AMS.

                                      INDEX
                                      -----

                                                                   Page
                                                                   Number
                                                                   ------



     Financial  Statements  (Unaudited)

               Balance  Sheets  as  of  September  30,  2001
                 and  December  31,  2000                             F-18

               Statements  of  Operations,  Three  Months
                 Ended  September  30,  2001  and  2000               F-19

               Statements  of  Operations,  Nine  Months
                 Ended  September  30,  2001  and  2000               F-20

               Statements  of  Cash  Flows,  Nine  Months
                 Ended  September  30,  2001  and  2000               F-21

               Notes  to  Financial  Statements                       F-22

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES

                              BALANCE  SHEET
                               (Unaudited)

                                 ASSETS
                                                               September 30
                                                                      2001
                                                               ------------
Current Assets
 Cash and cash items                                              $204,385
 Accounts receivable, net of allowance for doubtful
   accounts of $21,517                                             278,674
 Inventories                                                       396,316
 Prepaid expenses and other current items                            2,020
 Deferred refurbishing costs                                        37,485
                                                               ------------
    Total Current Assets                                           918,880

Property and equipment, net of accumulated depreciation
 of $1,017,210                                                     431,445
Deposits                                                            27,203
Deferred financing costs - Debentures                               56,100
Goodwill, net of amortization of $221,313                          800,127
                                                               ------------

  Total Assets                                                  $2,233,755
                                                               ============

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
 Accounts payable and accrued expenses                           1,666,330
 Current portion of notes payable                                  147,231
 Advances from and accrued expense to officer                      394,865
 Accrued lease obligations                                          17,724
 Series A Convertible Debentures                                   895,000
 Advances payable                                                  950,000
                                                               ------------
  Total Current Liabilities                                      4,071,150

Other convertible debentures and notes payable                   1,425,000
                                                               ------------

  Total Liabilities                                              5,496,150
                                                               ------------

Stockholders' (Deficit):
 Series A Convertible Preferred Stock, no par value,
   100,000,000 shares authorized, 663,333 shares
   outstanding                                                         663
 Series B Convertible Preferred Stock, $100 par value,
     2,000 shares authorized, issued and outstanding               200,000
 Common Stock, $.001 par value, 200,000,000 shares
     authorized, 99,118,940 shares issued and
     outstanding                                                    99,118
Outstanding common stock warrants                                   55,000
Additional paid-in capital                                      10,578,046
Accumulated (deficit)                                          (14,195,222)
                                                               ------------
  Total Stockholders' (Deficit)                                 (3,262,395)
                                                               ------------

Total Liabilities and Stockholders' (Deficit)                   $2,233,755
                                                               ============

The  accompanying  notes  are  an  integral  part  of  the financial statements.

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                             STATEMENT OF OPERATIONS
                                   (Unaudited)


                                                  Three Months Ended
                                           September 30,      September 30,
                                                     2001               2000
                                                -------------     ------------
Sales and other revenues                           $1,737,497        $415,958
Refurbishing fee income                               241,121          20,400
                                                -------------     ------------
 Total revenues                                     1,978,618         436,358

Less: Cost of goods sold                            1,525,645         178,700
Less: Cost of refurbishing                            178,049          30,600
                                                -------------     ------------
   Gross profit                                       274,924         227,058

Expenses:
 Amortization and depreciation                        109,618          75,023
 Rent                                                  38,366          23,752
 Legal and professional fees                           77,690          94,655
 Contract services, salaries
  and payroll taxes                                   277,568         562,922
 Compensation, officer                                 24,000          24,000
 Compensation, stock options                           20,000               -
 Other                                                256,411         215,861
                                                -------------     ------------
   Total Expenses                                     803,653         996,213
                                                -------------     ------------

Net (loss) from operations                           (528,729)       (769,155)

Other income and (expense):
 Interest income                                            -               4
 Interest expense                                     (79,731)        (30,354)
 Loss on disposition of assets                        (34,412)              -
                                                 -------------     -----------
Net (Loss)                                          $(642,872)      $(799,505)
                                                 -------------     -----------

Net (Loss) Per Common Share                             $(.01)          $(.01)
                                                =============     ============

Weighted Average Number of Shares Outstanding      97,749,661      82,644,447
                                                =============     ============


The  accompanying  notes  are  an  integral  part  of  the financial statements.

                       GO  ONLINE  NETWORKS  CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                             STATEMENT OF OPERATIONS
                                   (Unaudited)


                                                      Nine Months Ended
                                               September 30,      September 30,
                                                     2001               2000
                                               -------------      ------------
Sales and other revenues                          $3,974,078         $672,439
Refurbishing income                                  509,361           20,400
                                               -------------      ------------
   Total revenues                                  4,483,439          692,839

 Less: Cost of goods sold                          3,574,008          189,810
 Less: Cost of refurbishing                          559,975           30,600
                                                -------------     ------------
   Gross profit                                      349,456          472,429

Expenses:
 Amortization and depreciation                       329,027          178,975
 Rent                                                105,148           37,521
 Legal and professional fees                         234,299          335,063
 Contract services, salaries
  and payroll taxes                                  724,549          839,954
Compensation, officer                                 72,000           72,000
 Compensation, stock options                          20,000                -
 Other                                               526,341          609,656
                                               -------------      ------------
Total Expenses                                     2,011,364        2,073,169
                                               -------------      ------------

Net (loss) from operations                        (1,661,908)      (1,600,740)

Other income and expense:
 Interest income                                            -               4
 Gain from sale of Auctionomics                             -         139,280
 Interest expense                                    (198,981)        (59,547)
 Acquisition expense for public reporting                   -        (450,000)
 Consulting services for Corporate Acquisition              -        (120,000)
 Loan costs, net of discounts                               -         (11,538)
 Loss on disposition of assets                        (36,017)              -
                                                -------------     ------------
Net (Loss)                                        $(1,896,906)    $(2,102,541)
                                                -------------     ------------

Net (Loss) Per Common Share                             $(.02)          $(.03)
                                                =============     ============

Weighted Average Number of Shares Outstanding      93,463,594      82,644,447
                                                =============     ============

The  accompanying  notes  are  an  integral  part  of  the financial statements.

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                   Nine Months Ended
                                             September 30,    September 30,
                                                  2001            2000
                                             -----------       ------------
Cash Flows from Operating Activities:
 Net (loss)                                  $(1,896,906)      $(2,102,541)
  Adjustments to reconcile net (loss)
   to net cash (used in) operating activities:
    Amortization and depreciation                329,027           178,975
    Bad debt                                      19,972                 -
    Increase (decrease) in accounts
     payable and accrued expenses                872,355            52,008
    (Increase) in inventory                     (268,355)                -
    (Increase) in deferred refurbishment
     expense                                     (37,485)                -
    (Increase in deferred financing costs        (56,100)                -
    (Decrease) in unearned revenue                     -          (120,000)
    Discount on debenture                              -            38,462
    (Increase) decrease in accounts
     receivable                                 (237,405)          155,324
    Common stock issued for expenses charged     615,349         1,038,920
    Compensation, stock options                   20,000                 -
    Preferred stock issued for expenses
     charged                                           -           173,000
    Other                                        (66,638)          (20,569)
                                             -----------       ------------

  Net Cash (Used in) Operating Activities       (706,186)         (606,421)
                                             -----------       ------------

Cash Flows from Investing Activities:
 Investments in equipment                              -          (151,694)
 Investment in goodwill and other assets               -        (1,250,000)
                                             -----------       ------------

 Net Cash (Used in) Investing Activities               -        (1,401,694)
                                             -----------       ------------

Cash Flows from Financing Activities:
 Proceeds from loan                                3,588           955,382
 Repayment of loans                              (11,349)                -
 Repayment of convertible debentures and
  loans                                         (105,000)         (538,462)
 Preferred stock converted                             -             5,600
 Common stock issued                             105,000           255,600
 Proceeds from convertible debentures            875,000         1,525,000
                                             -----------       ------------

  Net Cash Provided by Financing Activities      867,239         2,203,120
                                             -----------       ------------

Increase in Cash                                 161,053           195,005

Cash, Beginning of Period                         43,332            25,591
                                             -----------       ------------
Cash, End of Period                             $204,385          $220,596
                                             ===========       ============
Interest Paid                                   $198,981          $ 59,547
                                             ===========       ============
Income Taxes Paid                               $      -          $      -
                                             ===========       ============

The  accompanying  notes  are  an  integral  part  of  the financial statements.

                         GO ONLINE NETWORKS CORPORATION
                     AND CONSOLIDATED SUBSIDIARIES CONDENSED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         SEPTEMBER 30, 2001 (UNAUDITED)

Note  1  -  Management's  Statement

The consolidated financial statements, included herein, have been prepared by Go Online Networks Corporation, (Company) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and Go Online Networks Corporation believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the December 31, 2000 audited consolidated financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respect's dependent upon the facts that will exist, and procedures that will be accomplished by Go Online Networks Corporation later in the year.

The management of Go Online Networks Corporation believes that the accompanying unaudited financial statements contain all adjustments (including normal recurring adjustments) necessary to present fairly the operations and cash flows for the periods presented.

Note  2  -  Business  of  the  Company  and  Basis  of  Presentation

The Company currently operates in two segments: computer refurbishing and services and internet activities. See Note 5 for the Company's segment disclosures. During the quarter ended March 31, 2001, the Company discontinued a portion of the internet activities relating to an internet website which offered a variety of products and services.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained operating losses since its inception and has a net capital deficiency. Management's plan to continue in operation is to continue to attempt to raise additional debt or equity capital until such time the Company is able to generate sufficient operating revenue.

In view of these matters, realization of certain of the assets in the accompanying financial statements is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern.

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         SEPTEMBER 30, 2001 (UNAUDITED)

NOTE  3  -  ISSUANCE  OF  COMMON  STOCK

During the three months ended June 30, 2001, the Company issued 1,434,109 shares of its common stock to holders of its Series A Convertible Debentures representing a total payment of $75,000 on the principal of the Debentures.

During the three months ended September 30, 2001, the Company issued 652,482 shares of its common stock to holders of its Series A Convertible Debentures representing a total payment of $30,000 on the principal of the Debentures.

NOTE  4  -  STOCK  ISSUED  FOR  SERVICES

On June 4, 2001, the Company issued 2,840,000 shares of its common stock to various persons for legal and consulting services.

On July 13, 2001, the Company issued 2,045,000 shares of its common stock under a S-8 registration, to various individuals for legal and consulting services.

On August 13, 2001, the Company issued 41,076 shares of its common stock to an individual for services.

NOTE  5  -  SEGMENT  REPORTING

Commencing in 2000, the Company has two reportable segments: computer refurbishing and services and computer internet activities. The computer refurbishing and services segment commenced on September 1, 2000, resulting from the subsidiary acquisition of Digital West Marketing, Inc. The following represents significant items of segment information as of September 30, 2001 and for the three and nine months then ended.

                                                                Computer
                                                                Refurbishing       Internet        All
                                                                and services       activities      other         Total
                                                               --------------    ------------    ----------    ------------
Segment assets, September 30, 2001 . . . . . . . . . .  $             982,120   $     451,508   $   800,127   $   2,233,755

                                      For the three months ended September 30, 2001

Revenue. . . . . . . . . . . . . . . . . . . . . . . .  $           1,973,356   $       5,262             0   $   1,978,618
Amortization and depreciation. . . . . . . . . . . . .                (21,740)        (35,705)      (51,072)       (108,517)
 Segment (loss). . . . . . . . . . . . . . . . . . . .               (165,010)       (327,059)     (130,803)       (622,872)

                                      For the nine months ended September 30, 2001

Revenue. . . . . . . . . . . . . . . . . . . . . . . .  $           4,430,608   $      52,831   $         0   $   4,483,439
Amortization and depreciation. . . . . . . . . . . . .                (73,690)       (117,418)     (137,919)       (329,027)
Segment (loss) . . . . . . . . . . . . . . . . . . . .               (498,747)     (1,041,259)     (336,900)     (1,876,906)


                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         SEPTEMBER 30, 2001 (UNAUDITED)

NOTE  6  -  WAIVER  AND  SUPPLEMENT

In connection with its Series A Convertible Debentures, issued January 10, 2000, the Company entered into a waiver and supplement agreement whereby the Company paid $50,000 in basic interest payment and agreed to pay $5,500 in interest each month until the notes are paid in full. The note is due January 20, 2002. The holders of the debentures waived certain rights of default.

NOTE  7  -  ISSUANCE  OF  CONVERTIBLE  DEBENTURES

On May 3, 2001, the Company issued $500,000, eight percent convertible debentures due May 3, 2003. The debentures are convertible at the lower of eighty percent of the average of the ten lowest closing prices for the Company's common stock for the thirty trading days prior to the closing date of the issuance of the debentures (which was $0.0439 per share) or eighty percent of the average of the ten lowest closing bid prices for the Company's common stock for the sixty trading days prior to the conversion dates. Any individual holder of the convertible debentures cannot convert if the conversion would result in their holding more than 4.99 percent of the Company's issued and outstanding common stock. The convertible note is collateralized by all of the internet kiosks owned and hereafter acquired and by 2,000,000 shares of the Company's common stock owned by the Company's president.

In addition to the convertible debenture, the Company issued the holder a warrant to purchase 1,000,000 shares of common stock at 110 percent of the average of the three lowest closing bid prices of the ten closing bid prices of the Company's common stock, prior to closing on May 3, 2001. The warrant exercise is $0.06196 per share and are exercisable until May 3, 2006. A value of $25,000 is estimated by management as being the value of the warrants. The Company paid a $750 escrow fee, legal fees of $8,000 and a fee of $52,500 to a Fund Manager of the Fund acquiring the debenture.

NOTE  8  -  GOODWILL

The Company will adopt the provisions of SFAS No. 142 on January 1, 2002. With the adoption of SFAS No. 142, goodwill will no longer be amortized. Rather, the assets associated with the goodwill will be assessed at least annually, for impairment. As of September 30, 2000, the Company had unamortized goodwill of $800,127 on its balance sheet which is being amortized over five years.

NOTE  9  -  CHANGES  IN  STOCKHOLDER'S  EQUITY

During the three months ended September 30, 2001, the Company issued non-qualified stock options to an employee for 250,000 shares of common stock under an unemployment agreement entered into on August 31, 2000. As permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for its options to employees. Accordingly, an expense of $20,000 was recorded for the employee stock options.

                              PART II TO FORM SB-2

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The laws of the State of Delaware and our corporate bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur while acting in such capacities. In general, our directors and officers are indemnified for actions they take in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. With respect to criminal actions or proceeds, they are indemnified if they had no reasonable cause to believe their actions were unlawful. In addition, their liability is limited by our Articles of Incorporation.

     We do not currently have a policy of directors and officers insurance.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth our estimated costs and expenses in connection with the offering other than commissions and discounts, if any.

          SEC Registration Fee                                   $   741.00
          Legal Fees and Expenses                                 30,000.00
          Accounting Fees and Expenses                             5,000.00
          Printing and Engraving Expenses                          1,000.00
          Miscellaneous                                           10,000.00
                                                                 ----------
             Total                                               $46,741.00
                                                                 ==========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         On January 29, 1998, we issued 150,000 shares of common stock at a price of $.067 per share to Gary Howard, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds to the Company of $10,000.

     On January 29, 1998, we issued options to purchase 1,000,000 shares of restricted stock at an exercise price of $.05, 1,000,000 shares of restricted stock at an exercise price of $.07 and 1,000,000 shares of restricted stock at $.09 to Patrick Rost, an accredited investor and a consultant to the Company, in connection with a consulting agreement. These issuances were under Section 4(2) of the Securities Act. The options at $.05 and at $.07 were exercised. The options at $.09 expired unexercised.

     On January 29, 1998, we issued 400,000 shares of common stock at a price of $.035 per share to Pat Rost, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds to the Company of $14,000.

     On March 4, 1998, we issued 1,000,000 shares of common stock at a price of $.0325 per share to Oriental New Investments, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds of $32,500.

     On March 11, 1998, we issued 25,000 shares of common stock at a price of $.04 per share to Financial Power Network, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds of $1,000.

     On April 2, 1998, we issued 777,778 shares of common stock at a price of $.045 per share to Charles Dunn, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds of $35,000.

     On April 2, 1998, we issued 100,000 shares of common stock at a price of $.025 per share to Financial Power Network, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds of $2,500.

     On May 1, 1998, we issued 1,250,000 shares of common stock at a price of $.03 per share to Lightning Imports, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds of  $37,500.

     On June 30, 1998, we issued 1,066,666 shares of common stock at a price of $.048 per share to Oriental New Investments, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds of $51,500.

     On August 5, 1998, we sold an aggregate of $100,000 face value convertible debenture to an accredited investor under Rule 504 of Regulation D. The debenture was convertible at a discount into shares of common stock of the Company at the discretion of the holder thereof. The entire debenture was converted into an aggregate of 3,214,922 shares of common stock.

     On August 8, 1998, we issued 200,000 shares of common stock at a price of $.05 per share to Patrick Rost, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, in consideration for consulting services valued at $10,000.

     On August 21, 1998, we issued 800,000 shares of common stock at a price of $.05 per share to James Cannon, an accredited investor and an officer of we, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds of $40,000.

     On September 2, 1998, we issued 700,000 shares of common stock at a price of $.025 per share to JPMJ, Inc., an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds of  $17,500.

     On September 14, 1998, we issued 450,000 shares of common stock at a price of $.055 per share to Oriental New Investments, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds to the Company of $25,000.

     On October 1, 1998, we issued 1,000,000 shares of common stock at a price of $.05 per share to Patrick Rost, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds to the Company of $50,000.

     On October 2, 1998, we issued 1,675,000 shares of common stock at a price of $.025 per share to Lightning Imports, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds to the Company of $41,875.

     On October 2, 1998, we issued 1,675,000 shares of common stock at a price of $.025 per share to Patrick Rost, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds to the Company of $41,875.

     On November 11, 1998, we sold an aggregate of $125,000 face value convertible debenture to two accredited investors under Rule 504 of Regulation
D. The debentures were convertible at a discount into shares of common stock of the Company at the discretion of the holders thereof. The two debentures were converted into an aggregate of 5,000,000 shares of common stock.

     On January 5, 1999 we sold an aggregate of $121,500 face value convertible debenture to two accredited investors under Rule 504 of Regulation D. The debentures were convertible at a discount into shares of common stock of the Company at the discretion of the holders thereof. The two debentures were converted into an aggregate of 2,963,658 shares of common stock.

     On January 26, 1999, we issued 3,000,000 shares of common stock at a price of $.033 per share to Oriental New Investments, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds to the Company of $100,000.

     On January 26, 1999, we issued 285,714 shares of common stock at a price of $.035 per share to Joseph Lynde, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds to the Company of $10,000.

     On January 26, 1999, we issued 1,714,286 shares of common stock at a price of $.035 per share to Lightning Imports, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds to the Company of $60,000.

     On February 18, 1999, we sold an aggregate of $100,000 face value convertible debenture to an accredited investor under Rule 504 of Regulation D. The debenture was convertible at a discount into shares of common stock of the Company at the discretion of the holder thereof. The entire debenture was converted into an aggregate of 1,949,991 shares of common stock.

     On March 15, 1999, we issued 2,000,000 shares of common stock at a price of $.05 per share to LaSalle Investments, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds to the Company of $100,000.

     On April 16, 1999, we issued 4,000,000 shares of common stock at a price of $.03125 per share to LaSalle Investments, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds to the Company of $125,000.

     On April 19, 1999, we issued 1,250,000 shares of common stock to Scott Claverie, an accredited investor and President of AMS Acquisition Corporation which develops and maintains our ShopGoOnline division, which shares were valued at $.275 per share. This issuance was completed in accordance with Section 4(2) of the Securities Act.

     In June 1999, we issued 500,000 shares to the two shareholders of Auctionomics, Inc. in connection with the acquisition of Auctionomics, Inc. by we. This issuance was exempt under Section 4(2) of the Securities Act.

     On August 11, 1999, we issued 800,000 shares of common stock at a price of $.1125 per share to LaSalle Investments, an accredited investor, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds to the Company of $90,000.

     In September 1999, we issued 200,000 shares of restricted common stock valued at $.42 and options to purchase 1,000,000 shares of common stock at $.50 per share to Patrick Rost in connection with a consulting agreement. This issuance was pursuant to Section 4(2) of the Securities Act.

     On September 8, 1999 we completed a reorganization which resulted in all shareholders of Jones Naughton Entertainment, Inc., a Colorado corporation, effectively receiving a share of Go Online Networks Corporation, a Delaware corporation in accordance with a tax free reorganization and reincorporation. This issuance was exempt in accordance with Section 3(a)(8) of the Securities Act.

     On September 20, 1999 we sold a Convertible Note to Triton Private Equities Fund, L.P., an accredited investor, for $350,000. In connection with the sale of the Convertible Note, the Company issued warrants to purchase 175,000 shares at $.50 per share to Triton and warrants to purchase 17,500 shares at $.50 per share to Ganesh Ltd., an accredited investor and a finder in the transaction.

     On October 4, 1999, we issued 1,320,833 shares of common stock at a price of $.158 per share to Oriental New Investments, an accredited investor and a Colorado resident entity, under Rule 504 of Regulation D promulgated under the Securities Act, resulting in proceeds to the Company of $208,750.

     On October 6, 1999, the Company issued 208,333 shares of "restricted" common stock (as that term is defined under Rule 144 of the Securities Act) to Cutler Law Group and certain of its employees, we's legal counsel and an accredited investor, in exchange for legal services rendered valued at $70,000. The Company relied upon Section 4(2) of the Securities Act for the issuance.

     On October 6, 1999, the Company issued 100,000 shares of "restricted" common stock (as that term is defined under Rule 144 of the Securities Act) to Fred Turner, we's litigation legal counsel and an accredited investor, in exchange for legal services rendered valued at $30,000. We relied upon Section 4(2) of the Securities Act for the issuance.

     On January 10, 2000, the Company entered into an agreement with the shareholders of Westlake Capital Corporation (Westlake) pursuant to which 3,000,000 shares of newly issued common stock were given to those shareholders. The issuance was exempt from registration pursuant to Rule 4(2) promulgated under the Securities Act of 1933, and all recipients were accredited investors.

     During January 2000, we issued 800,000 shares of common stock at $0.15 per share for services in connection with the acquisition of Westlake mentioned above. In addition, we issued 225,000 in payment of legal services and 250,000 shares in accordance with a consulting agreement. The issuances were exempt from registration pursuant to Rule 4(2) promulgated under the Securities Act of 1933, and all recipients were accredited investors.

     During January 2000, we sold 2,500,000 shares of its common stock for $250,000. The issuance was exempt from registration pursuant to Rule 4(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, and all recipients were accredited investors.

     On April 20, 2000, we issued 125,000 shares to three persons who performed consulting and accounting services for we. These shares were valued at $65,000 and were registered for resale in a Registration Statement on Form S-8.

     On May 19, 2000, we issued 560,000 shares to three persons who performed consulting and legal services for we. These shares were valued at $162,400 and were registered for resale in a Registration Statement on Form S-8.

     On June 14, 2000, we sold an aggregate of $250,000 in aggregate principal amount of 10% Convertible Notes due June 14, 2002. These convertible notes were sold to two accredited investors. The convertible notes are convertible into common stock at the lower of (i) 60% of the average closing price for the ten days prior to conversion or (ii) $0.18 per share. This sale by the Company was completed in accordance with Section 4(2) of the Securities Exchange Act of 1934, as amended.

     On June 26, 2000, the Company issued and delivered an aggregate of 2,740,000 shares to Joseph M. Naughton, Chief Executive Officer of we, in consideration for past due and unpaid salaries. These shares were issued in accordance with an agreement with the Company and were valued at $0.11 per share. These shares were registered for resale in a Registration Statement on Form S-8.

     In July 2000, the Company sold an aggregate of $525,000 in aggregate principal amount of 10% Convertible Notes due July 2002. These convertible notes were sold to two accredited investors. The convertible notes are convertible into common stock at the lower of (i) 60% of the average closing price for the ten days prior to conversion or (ii) $0.18 per share. This sale by the Company was completed in accordance with Section 4(2) of the Securities Exchange Act of 1934, as amended.

     In September 2000, we issued 150,000 shares of Series A Preferred Stock to various persons for consulting activities. This sale by we was completed in accordance with Section 4(2) of the Securities Exchange Act of 1934, as amended.

     Effective September 5, 2000 in connection with the acquisition of Digital West Marketing, Inc., the Company issued (ii) 750,000 shares of Company restricted common stock and (iii) 750,000 options to purchase shares of Company restricted common stock at an exercise price of $0.22 per share for a period of two years. This sale by we was completed in accordance with Section 4(2) of the Securities Exchange Act of 1934, as amended.

     On September 25, 2000, we issued 1,350,000 shares of its common stock to various persons for legal and consulting services. This sale by the Company was completed in accordance with Section 4(2) of the Securities Exchange Act of 1934, as amended.

     Effective December 31, 2000, we issued 3,468,930 shares of its common stock to various persons for legal, accounting and consulting services. This sale by we was completed in accordance with Section 4(2) of the Securities Exchange Act of 1934, as amended.

     Effective December 29, 2000, we issued 960,000 shares to Joseph M. Naughton, President, in consideration for past due salary obligations. This Sale by the Company was completed in accordance with Section 4(2) of the Securities Exchange Act of 1934, as amended.

     On January 10, 2001, we issued 4,428,930 shares to consultants and employees of we, including 960,000 shares issued to Joseph M. Naughton in consideration for past due accrued salary.

    On January 12, 2001, the Company issued a convertible promissory note due January 12, 2003. Interest is payable on the note at the rate of ten percent per annum, with quarterly installments in arrears with the first payment payable March 31, and each quarter thereafter until paid. Interest is payable in cash or in common stock at the holder's option and shall commence on January 12, 2001 and continue until the outstanding principal amount has been paid or duly provided for. The note is exchangeable in denominations of not less than $50,000 amounts at such times as requested by the holder. The conversion price for each share of common stock shall be $0.045 per share.

     On March 8, 2001, we issued 1,067,000 shares of common stock to consultants for the Company. The Company also issued a warrant for 500,000 shares exercisable at $0.15 per share, a warrant for 500,000 shares exercisable at $0.25 per share and a warrant for 500,000 shares exercisable at $0.35 per share.

         During the three months ended June 30, 2001, we issued 1,434,109 shares of its common stock to holders of its Series A Convertible Debentures representing a total payment of $75,000 on the principal of the Debentures.

         In May 2001, we entered into a securities purchase agreement with the Laurus Master Fund, Ltd. for the issuance of a $500,000 8% convertible debenture and 1,000,000 common stock purchase warrants in reliance on Section 4(2) of the Act and Rule 506. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $.06196. The commission for the transaction was 10% ($50,000).

         On June 4, 2001, the Company issued 2,840,000 shares of its common stock to various persons for legal and consulting services.

         During the three months ended September 30, 2001, we issued 652,482 shares of its common stock to holders of its Series A Convertible Debentures representing a total payment of $30,000 on the principal of the Debentures.

         On August 13, 2001, we issued 41,076 shares of its common stock to an individual for services.

         In December 2001, we entered into a securities purchase agreement with the Laurus Master Fund, Ltd. for the issuance of a $250,000 8% convertible debenture and 600,000 common stock purchase warrants in reliance on Section 4(2) of the Act and Rule 506. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $.034. The commission for the transaction was 10% ($25,000).

ITEM 16. EXHIBITS

EXHIBITS


Exhibit  No.       Description
-----------         -----------

2.1 (1) Agreement and Plan of Merger of Go Online Networks Corporation, a Delaware corporation, and Jones Naughton Entertainment, Inc. a Colorado corporation, dated September 8, 1999.

2.2 (1)            Certificate  of  Merger of Jones Naughton Entertainment, Inc.
                   into  Go  Online  Networks  Corporation,  dated
                   August  12,  1999.

2.3 (1)            Articles of Merger of Jones Naughton Entertainment, Inc.
                   with Go  Online  Networks  Corporation,  dated
                   September  8,  1999.

3.1 (1) Articles of Incorporation of Valencia Capital, Inc., filed October 20, 1987.

3.2 (1) Articles of Amendment to the Articles of Incorporation of Valencia Capital, Inc., filed February 7, 1991.

3.3 (1) Articles of Amendment to the Articles of Incorporation of Jones Naughton Entertainment, Inc., filed July 27, 1994.

3.4 (1) Articles of Amendment to the Articles of Incorporation of Jones Naughton Entertainment, Inc., filed July 28, 1994.

3.5 (1) Certificate of Designation for Jones Naughton Entertainment, Inc., dated June 8, 1994.

3.6 (1)            Bylaws  of  Jones  Naughton  Entertainment, Inc., as amended.

3.7 (1) Certificate of Incorporation of Go Online Networks Corporation, dated August 11, 1999.

3.8 (1) Certificate of Designation for Go Online Networks Corporation, dated August 13, 1999.

3.9 (1)            Bylaws  of  Go  Online  Networks  Corporation.

3.10 (1)           Articles  of  Incorporation  of AMS Acquisition Corp., filed
                   June  29,  1998.

3.11 (1)           Bylaws  of  AMS  Acquisition  Corp.

3.12 (8) Articles of Amendment to the Articles of Incorporation of Go Online Networks Corporation, filed December 11, 2000.

5 Opinion of Sichenzia Ross Friedman Ference LLP with respect to legality of the securities of the Registrant begin registered

10.1 (1) Agreement and Plan of Reorganization by and among Amerinet Financial Systems, Inc., Jones Naughton Entertainment, Inc., Real Estate Television Network, Inc. and Amerinet, Inc., dated August 1996.

10.2 (1) Stock Purchase Agreement between Amerinet Financial Services, Inc. and Jones Naughton Entertainment, Inc., dated October 1996.

10.3 (1) Escrow Agreement between Jones Naughton Entertainment, Inc., Amerinet Financial Systems, Inc. and MRC Legal Services Corporation, dated February 12, 1997

10.4 (1) Form of Stock Purchase Agreement between Jones Naughton Entertainment, Inc. and investors for 504 Stock Sales from January 1997 through April 1999.

10.5 (1) Escrow Agreement between Jones Naughton Entertainment, Inc., Michael Rost and MRC Legal Services Corp., dated November 17, 1997.

10.6 (1) Stock Purchase Agreement between Jones Naughton Entertainment, Inc. and Joe Lynde, dated
                   November  17,  1997.

10.7 (1) Escrow Agreement between Jones Naughton Entertainment, Inc., Joseph Lynde and MRC Legal Services Corp., dated November 17, 1997.

10.8 (1) Stock Purchase Agreement between Jones Naughton Entertainment, Inc. and David Evans, dated November 17, 1997.

10.9 (1) Escrow Agreement between Jones Naughton Entertainment, Inc., David Evans and MRC Legal Services Corp., dated November 17, 1997.

10.10 (1)          Stock  Purchase  Agreement  between  Jones  Naughton
                   Entertainment, Inc. and Patricia L. Schonebaum IRA Account, dated November 17, 1997.

10.11 (1)          Escrow  Agreement  between  Jones  Naughton  Entertainment,
                   Inc.,  Patricia  L.  Schonebaum  IRA Account and MRC Legal
                   Services Corp., dated November  17,  1997.

10.12 (1)          Stock  Purchase  Agreement  between  Jones  Naughton
                   Entertainment,  Inc.  and  Patricia  L.  Schonebaum,  dated
                   November  17, 1997.

10.13 (1)          Escrow  Agreement  between  Jones  Naughton  Entertainment,
                   Inc., Patricia L. Schonebaum and MRC Legal Services Corp., dated November 17, 1997.

10.14 (1)          Stock  Purchase  Agreement  between  Jones  Naughton
                   Entertainment,  Inc.  and  Joy  F.  Evans,  dated
                   November 17,  1997.

10.15 (1)          Escrow  Agreement  between  Jones  Naughton  Entertainment,
                   Inc., Joy F. Evans and MRC  Legal  Services Corp., dated
                   November 17, 1997.

10.16 (1)          Agreement  for  Purchase  and  Sale  of Assets between Sign
                   Products of America,  Inc. and Jones Naughton Entertainment,
                   Inc., dated March 1998.

10.17 (1)          Agreement  for  Purchase  and  Sale  of  Assets  between
                   Affiliated  Marketing  Services,  Inc. and AMS Acquisition
                   Corp., dated July 8, 1998.

10.18 (1)          Employment Agreement between AMS Acquisition Corp. and Paul
                   Hentschl  effective  July  8,  1998.


10.19 (1)          First  Company  Security  Agreement  in favor of Affiliated
                   Marketing  Services,  Inc.,  dated  July  8,  1998.

10.20 (1)          Company Security Agreement in favor of Paul Hentschl, dated
                   July  8,  1998.

10.21 (1)          Secured  Promissory  Note  payable  to Paul Hentschl, dated
                   July  8,  1998.

10.22 (1)          Agreement  for  Purchase  and  Sale  of  Assets between AMS
                   Acquisition  Corp.  and  Affiliated  Marketing Services,
                   Inc., dated January 11, 1999.

10.23 (1)          Addendum  to  Agreement  for  Purchase  and  Sale of Assets
                   between  AMS  Acquisition  Corp.  and Affiliated Marketing
                   Services, Inc., dated January  13,  1999.

10.24 (1)          Joint  Venture  Agreement  by  and  between  Jones Naughton
                   Entertainment,  Inc.  and  Scott  Claverie,  dated
                   February  26,  1999.

10.25 (1)          Employment  Agreement between Jones Naughton Entertainment,
                   Inc.  and  James  Cannon,  effective  April  12,  1999.

10.26 (1)          Stock  Exchange  Agreement  by  and  between Jones Naughton
                   Entertainment,  Inc.  and  Scott  Claverie,  dated
                   April  19,  1999.

10.27 (1)          Independent  Consultant  Agreement  between  Jones Naughton
                   Entertainment,  Inc.  and  Michael  Abelson,  effective
                   May  1,  1999.

10.28 (1)          Marketing  Agreement  between Jones Naughton Entertainment,
                   Inc.  and  PDQ  Internet  ,  dated  May  3,  1999.

10.29 (1)          Marketing  Agreement  between Jones Naughton Entertainment,
                   Inc.  and  ieXe,  dated  June  4,  1999.

10.30 (1)          Reorganization  and  Stock Purchase Agreement between Jones
                   Naughton Entertainment, Inc. and Auctionomics, Inc., dated June 10, 1999.

10.31 (1)          Consulting  Agreement  between Auctionomics, Inc. and WLTC,
                   LLT,  effective  June  10,  1999.

10.32 (1)          Vendor  Agreement  between  GoOn-line.com  and  5th  Avenue
                   Channel,  dated  June  1999.

10.33 (1)          Addendum  to  Reorganization  and  Stock Purchase Agreement
                   between Jones Naughton Entertainment, Inc. and Auctionomics,
                   Inc., dated June 25,  1999.

10.34 (1)           Form  of  Securities  Subscription  Agreement between Jones
                    Naughton  Entertainment,  Inc. and certain Investors for
                    3% Series A Convertible Debentures  due  July  30,  2000

10.35 (1)           Form of 3% Series A Convertible Debenture due July 30, 2000

10.36 (1)           Form  of  Escrow  Agreement  between  Jones  Naughton
                    Entertainment,  Inc., certain Investors, and
                    Edward H. Birnbaum, Esq., as escrow agent, for the Company's
                    3% Series A Convertible Debentures due July 30, 2000.

10.37 (1)           Employment  Agreement between Jones Naughton Entertainment,
                    Inc.  and  Jeffrey  F.  Reynolds, effective  August 9, 1999.

10.38 (1)           Office Lease between Jones Naughton Entertainment, Inc. and
                    eOfficeSuites,  Inc.  dated  August  12,  1999.

10.39 (1)           Consulting  and  Financial Services Agreement between Jones
                    Naughton  Entertainment,  Inc.  and  Patrick  M.  Rost dated
                    September 15, 1999.

10.40 (1)           Employment Agreement between AMS Acquisition Corp. and Matt
                    Herman, effective October 1, 1999.

10.41 (1)           Lease  Proposal  for 5681 Beach Blvd., Buena Park, CA 90621
                    for  Jones  Naughton  Entertainment,  Inc.  dated
                    July  21,  1999.

10.42 (1)           Lease  Agreement  between  GoOn-Line.com  and  Design  Arts
                    Building  Associates  dated  April  29,  1999

10.43 (1)           Securities  Purchase  Agreement  between Go Online Networks
                    Corporation and Triton Private Equities Fund, L.P., dated September 20, 1999

10.44 (1)           Series 1999-A Eight Percent Convertible Promissory Note due
                    October 1, 2001 dated September 21, 1999 issued to Triton
                    Private Equities Fund, L.P.


10.45 (1)           Warrant  to  Purchase Common Stock dated September 21, 1999 issued  to  Triton  Private  Equities  Fund,  L.P.

10.46 (1)           Registration  Rights  Agreement  between Go Online Networks
                    Corporation  and  Triton  Private  Equities  Fund, L.P.
                    dated September 20, 1999

10.47 (1)           Escrow  Agreement  among  Go  Online  Networks Corporation,
                    Triton  Private  Equities Fund, L.P. and H. Glenn
                    Bagwell, Jr., as escrow agent, dated  as  of
                    September  20,  1999

10.48 (1)           Employment Agreement between AMS Acquisition Corp. and Scott
                    Claverie dated September 1, 1999.

10.49 (1)           Form  of  Site  Agreement

10.50 (1)           Agreement  between  Auctionomics,  Inc.  and  Classified
                    Auctions.com,  LLC

10.51 (1)           Agreement between Ingram Book Company and Go Online Networks
                    Corporation dated November 22, 1999

10.52 (1)           Agreement  between  LinkShare  Corporation  and  Go  Online
                    Networks  Corporation

10.53 (1)           Agreement  between Infotouch Technologies Corporation and Go
                    Online  Networks  Corporation  dated  June  22,  1999

10.54 (1)           Addendum to Employment Agreement for James Cannon

10.55 (2)           Consulting Agreement with Ralph Testa dated February 10,
                    2000

10.56 (2)           Consulting Agreement with Bridgett Browner dated
                    March 13, 2000

10.57 (3)           Consulting Agreement with Nathan Wolfstein dated May 10,
                    2000

10.58 (3)           Consulting Agreement with Harvey Turell dated May 10,
                    2000

10.59 (4)           Reorganization and Stock Purchase Agreement by and between
                    Go Online Networks Corporation and Auctionomics, Inc. dated
                    May 10, 2000

10.60 (5)           Amended and Restated Reorganization and Stock Purchase
                    Agreement between Go Online Networks Corporation, Digital
                    West and Andrew Hart dated August 4, 2000

10.61 (5)           Employment Agreement between Digital West Marketing, Inc.
                      and Andrew Hart dated August 31, 2000

10.62 (6)           Consulting Agreement with Blaine Riley dated August 24,
                    2000

10.63 (6)           Consulting Agreement with James Marione dated September 5,
                    2000

10.64 (7)           Reorganization Agreement GONT, Westlake and NetStrat

10.65 (7)           Reorganization Agreement GONT, Westlake and Amer

10.66 (8)           Consulting Agreement with William R. Wheeler dated January
                    4, 2001.

10.67 (9)           Form  of  Vendor  Agreement

10.68 (9)           Letter  Agreement  between  Panoscan,  Inc.  and  Go  Online
                    Networks  Corporation  dated  January  19,  2000.

10.70               Convertible note issued to the Laurus Master Fund, Ltd.,
                    May 2001.

10.71               Securities purchase agreement with Laurus Master Fund, Ltd.

10.72               Warrant for 1,000,000 shares issued to Laurus Master Fund,
                    Ltd.

10.73               Security Agreement with the Laurus Master Fund, Ltd.

10.74               Convertible note issued to the Laurus Master Fund, Ltd.,
                    December  2001.

10.75               Securities purchase agreement with Laurus Master Fund, Ltd.

10.76               Warrant for 600,000 shares issued to Laurus Master Fund,
                    Ltd.

21 (7)              List  of  Subsidiaries

23.1 Consent of Miller & McCollom, independent public accountants for financial statements of GONT

23.4                Consent of Sichenzia Ross Friedman Ference LLP
                    (included in their opinion set forth  as  Exhibit 5 hereto)

24 (7)              Power  of  Attorney


------------------

(1) Filed with GONT's Form 10-KSB filed on March 29, 2000 for the period ended December 31, 1999

(2)   Filed with GONT's Form S-8 Registration Statement filed on April 20, 2000

(3)   Filed with GONT's Form S-8 Registration Statement filed on May 19, 2000

(4)   Filed with GONT's Form 8-K filed on May 25, 2000

(5)   Filed with GONT's Form 8-K filed on September 20, 2000

(6)   Filed with GONT's Form S-8 Registration Statement filed on
      September 21, 2000

(7) Filed with Go Online's Registration Statement on Form S-4 filed on November 30,2000.

(8) Filed with Go Online's Form S-8 Registration Statement filed on January 10, 2001.

(9) Filed with Go Online's Amendment No. 1 to Registration Statement on Form S-4 filed on March 9,2001.

(10)  Filed with GONT's Form S-8 Registration Statement filed on July 12, 2001

ITEM 17. UNDERTAKINGS

     1. The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that paragraphs (a) and (b) shall not apply if such information is contained in periodic reports filed by the Registrant under
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into this Registration Statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report under Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished under and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena Park, State of California, on January 17, 2002.


                                       GO ONLINE NETWORKS CORPORATION

                                       By: /s/ Joseph M. Naughton
                                           -------------------------------------
                                           Joseph M. Naughton
                                           President and Chief Executive Officer



         The officers and directors of Go Online Communications Corporation whose signatures appear below, hereby constitute and appoint Joseph M. Naughton as their true and lawful attorney-in-fact and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form SB-2, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

       Signature                          Title                        Date
       ---------                          -----                        ----


/s/ Joseph M. Naughton     Chief Executive Officer
                           and Director                       January 17, 2002


/s/ Scott Claverie         Directors                          January 17, 2002



/s/ James Cannon           Director and Secretary             January 17, 2002